Exhibit 4.10

Description of the Registrant's Securities

Registered Pursuant to Section 12 of the

Securities Exchange Act of 1934

DESCRIPTION OF OUR COMMON UNITS

The following description of our Common Units is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Certificate of Limited Partnership (the “certificate of limited partnership”), and our Fourth Amended and Restated Agreement of Limited Partnership (the “partnership agreement”), each of which is incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.10 is a part. We encourage you to read our certificate of limited partnership, our partnership agreement and the applicable provisions of the Delaware Revised Uniform Limited Partnership Act (as amended, the “Delaware Act”) for additional information. Capitalized terms used herein and not defined herein have the meanings specified in the Partnership Agreement.

The Common Units

The common units represent limited partner interests in us. The holders of common units are entitled to participate in partnership distributions and are entitled to exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units in and to partnership distributions, please read this section and “Provisions of Our Partnership Agreement Relating to Cash Distributions.” For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, please read “Our Partnership Agreement.”

Our outstanding common units are listed on the NASDAQ Global Market under the symbol “LMRK,” and any additional common units we issue will also be listed on the NASDAQ Global Market. As of February 24, 2020, there were 25,470,232 common units outstanding. On February 24, 2020, the last reported sales price of our common units on the NASDAQ Global Market was $16.44 per common unit.

Transfer Agent and Registrar

Duties

Computershare Trust Company, N.A. (“Computershare”) serves as the transfer agent and registrar for the common units. We pay all fees charged by the transfer agent for transfers of common units except the following that must be paid by unitholders:

•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges in connection therewith;
•	special charges for services requested by a common unitholder; and
•	other similar fees or charges.

Unless our general partner determines otherwise in respect of some or all of any classes of our partner interests, our partner interests will be evidenced by book entry notation on our partnership register and not by physical certificates.

There will be no charge to unitholders for disbursements of our cash distributions. We will indemnify Computershare, its agents and each of their respective stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal

The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records.

Each transferee:

•	automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement;
•	represents and warrants that the transferee has the right, power, authority and capacity to enter into our partnership agreement; and
•	gives the consents, waivers and approvals contained in our partnership agreement.

Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and any transfers are subject to the laws governing the transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

DESCRIPTION OF SERIES A PREFERRED UNITS

The following description of our Series A Preferred Units is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Certificate of Limited Partnership (the “Certificate of Limited Partnership”), and our Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), each of which is incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.10 is a part. We encourage you to read our Certificate of Limited Partnership, our Partnership Agreement and the applicable provisions of the Delaware Revised Uniform Limited Partnership Act (as amended, the “Delaware Act”) for additional information. Capitalized terms used herein and not defined herein have the meanings specified in the Partnership Agreement.

General

On April 4, 2016, we issued 800,000 Series A Preferred Units. As of February 24, 2020, we had 1,745,328 Series A Preferred Units outstanding. We may, without notice to or consent of the holders of the then-outstanding Series A Preferred Units, authorize and issue additional Series A Preferred Units and Junior Securities and, subject to the limitations described under “—Voting Rights,” Senior Securities and Parity Securities.

The holders of our common units, Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and incentive distribution rights (“IDRs”) are entitled to receive, to the extent permitted by law, such distributions as may from time to time be declared by the Board of Directors. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common units, Series B Preferred Units, Series C Preferred Units and IDRs are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and after payment to the holders of any class or series of limited partner interests (including the Series A Preferred Units, the Series B Preferred Units and the Series C Preferred Units) having preferential rights to receive distributions on our assets.

The Series A Preferred Units entitle the holders thereof to receive cumulative cash distributions when, as and if declared by the Board of Directors out of legally available funds for such purpose.

Subject to the matters described under “—Liquidation Rights,” each Series A Preferred Unit generally has a fixed liquidation preference of $25.00 per Series A Preferred Unit plus an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment, whether or not declared.

The Series A Preferred Units represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series A Preferred Units rank junior to all of our current and future indebtedness and other liabilities with respect to assets available to satisfy claims against us. The rights of the Series A Preferred Unitholders to receive the liquidation preference are subject to the proportional rights of holders of Parity Securities, if any.

Except as described below in “—Change of Control,” the Series A Preferred Units are not convertible into common units or any other securities, do not have exchange rights and are not entitled or subject to any preemptive or similar rights. The Series A Preferred Units are not subject to mandatory redemption or to any sinking fund requirements. The Series A Preferred Units are subject to redemption, in whole or in part, at our option commencing on April 4, 2021. Please read “—Redemption.”

We have appointed Computershare Trust Company, N.A. as the paying agent (the “Paying Agent”), and the registrar and transfer agent (the “Registrar and Transfer Agent”) for the Series A Preferred Units. The address of the Paying Agent is 330 N. Brand Blvd., Suite 701, Glendale, CA 91203-2389.

Ranking

With respect to anticipated quarterly distributions and distributions upon the liquidation, winding-up and dissolution of our affairs, the Series A Preferred Units rank:

•	senior to the Junior Securities (including our common units);
•	on a parity with the Parity Securities (including the Series B Preferred Units and the Series C Preferred Units);

•	junior to the Senior Securities; and
•	junior to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.

Under the Partnership Agreement, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series A Preferred Units. The Board of Directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any units of that series. The Board of Directors will also determine the number of units constituting each series of securities. Our ability to issue additional Parity Securities in certain circumstances or Senior Securities is limited as described under “—Voting Rights.”

Change of Control

Optional Redemption upon a Change of Control

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Units in whole or in part within 120 days after the first date on which such Change of Control occurred (the “Change of Control Redemption Period”), by paying $25.00 per Series A Preferred Unit, plus all accumulated and unpaid distributions to the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date (as defined below), we exercise our right to redeem all of the outstanding Series A Preferred Units as described in the immediately preceding sentence or as described below under “—Redemption”, holders of the Series A Preferred Units will not have the conversion right described below under “—Conversion Right Upon a Change of Control.” Any cash payment to Series A Preferred Unitholders will be subject to the limitations contained in our revolving credit facility and in any other agreements governing our indebtedness (including our Series 2017-1 Secured Tenant Site Contract Revenue Notes and our Series 2018-1 Secured Tenant Site Contract Revenue Notes).

“Change of Control” means the occurrence of either of the following after the original issue date of the Series A Preferred Units:

•

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Partnership and its subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than our general partner or its affiliates; or

•

the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than our general partner or its affiliates, becomes the beneficial owner, directly or indirectly, of more than 50% of the Partnership’s voting units, measured by voting power rather than number of units.

Conversion Right Upon a Change of Control

Upon the occurrence of a Change of Control, each holder of Series A Preferred Units will have the right (unless, during the Change of Control Redemption Period, we provide notice of our election to redeem all of the outstanding Series A Preferred Units as described above under “—Optional Redemption Upon a Change of Control” or below under “—Redemption”) to convert (the “Series A Change of Control Conversion”) some or all of the Series A Preferred Units held by such holder on the Change of Control Conversion Date into a number of our common units per Series A Preferred Unit to be converted equal (the “Common Unit Conversion Consideration”) to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid distributions to the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Unit distribution payment and prior to the corresponding Series A Preferred Unit distribution payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Unit Price, and

•

3.42231, subject, in each case, to certain adjustments and to provisions for (i) the payment of any alternative consideration and (ii) splits, combinations and distributions in the form of equity issuances, each as described in greater detail in our Partnership Agreement.

In the case of a Change of Control pursuant to which our common units will be converted into cash, securities or other property or assets (including any combination thereof), a holder of Series A Preferred Units electing to exercise their Change of Control Conversion Right (as defined below) will receive upon conversion of such Series A Preferred Units elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common units equal to the Common Unit Conversion Consideration immediately prior to the effective time of the Change of Control, which we refer to as the Alternative Conversion Consideration; provided, however, that if the holders of our common units have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series A Preferred Units electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of our common units who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common units are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. We will not issue fractional common units upon the conversion of the Series A Preferred Units. Instead, we will pay the cash value of such fractional units.

If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control as described under “—Optional Redemption upon a Change of Control” or our optional redemption right as described below under “—Redemption,” holders of Series A Preferred Units will not have any right to convert the Series A Preferred Units that we have elected to redeem and any Series A Preferred Units subsequently selected for redemption that have been tendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

Within five days following the expiration of the Change of Control Redemption Period (or, if we waive our right to redeem the Series A Preferred Units prior to the expiration of the Change of Control Redemption Period, within five days following the date of such waiver), we will provide to the holders of Series A Preferred Units written notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;
•	the date of the Change of Control;
•	the date on which the Change of Control Redemption Period expired or was waived;
•	the last date on which the holders of Series A Preferred Units may exercise their Change of Control Conversion Right;
•	the method and period for calculating the Common Unit Price;
•	the Change of Control Conversion Date;
•	if applicable, the type and amount of alternative conversion consideration entitled to be received per Series A Preferred Unit; and
•	the procedure that the holders of Series A Preferred Units must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on our website, in any event prior to the opening of business on the first Business Day (as defined below) following any date on which we provide the notice described above to the holders of Series A Preferred Units.

Holders of Series A Preferred Units that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify the Partnership of the number of Series A Preferred Units to be converted and otherwise to comply with any applicable procedures contained in the notice described above or otherwise required by the Securities Depositary for effecting the conversion.

“Change of Control Conversion Right” means the right of a holder of Series A Preferred Units to convert some or all of the Series A Preferred Units held by such holder on the Change of Control Conversion Date into a number of our common units per Series A Preferred Unit pursuant to the conversion provisions in our Partnership Agreement.

“Change of Control Conversion Date” means the date fixed by our Board of Directors, in its sole discretion, as the date the Series A Preferred Units are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Series A Preferred Units.

“Common Unit Price” means (i) the amount of cash consideration per common unit, if the consideration to be received in the Change of Control by the holders of our common units is solely cash; and (ii) the average of the closing prices for our common units on NASDAQ for the ten consecutive trading days immediately preceding, but not including, the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of our common units is other than solely cash.

Liquidation Rights

We will liquidate in accordance with capital accounts. The holders of outstanding Series A Preferred Units will be specially allocated items of our gross income and gain in a manner designed to achieve, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, a liquidation preference of $25.00 per unit. If the amount of our gross income and gain available to be specially allocated to the Series A Preferred Units is not sufficient to cause the capital account of a Series A Preferred Unit to equal the liquidation preference of a Series A Preferred Unit, then the amount that a holder of Series A Preferred Units would receive upon liquidation may be less than the Series A Preferred Unit liquidation preference. Any accumulated and unpaid distributions on the Series A Preferred Units will be paid prior to any distributions in liquidation made in accordance with capital accounts. The rights of the Series A Preferred Unitholders to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities, including the Series B Preferred Units and the Series C Preferred Units.

Voting Rights

The Series A Preferred Units have no voting rights except as set forth below or as otherwise provided by Delaware law.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Units, voting as a single class, we may not adopt any amendment to our Partnership Agreement that has a material adverse effect on the existing terms of the Series A Preferred Units.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Units, voting as a class together with holders of any other Parity Securities (including the Series B Preferred Units and the Series C Preferred Units) upon which like voting rights have been conferred and are exercisable, we may not:

•

create or issue any Parity Securities (including any additional Series B Preferred Units or Series C Preferred Units) if the cumulative distributions payable on outstanding Series A Preferred Units or Parity Securities are in arrears; or

•	create or issue any Senior Securities.

On any matter described above in which the holders of the Series A Preferred Units are entitled to vote as a class, such holders are entitled to one vote per unit. The Series A Preferred Units held by us or any of our subsidiaries or affiliates are not entitled to vote.

Series A Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Distributions

General

Holders of Series A Preferred Units are entitled to receive, when, as and if declared by the Board of Directors out of legally available funds for such purpose, cumulative cash distributions.

Distribution Rate

Distributions on Series A Preferred Units are payable quarterly on each Distribution Payment Date when, as and if declared by the Board of Directors or any authorized committee thereof out of legally available funds for such purpose. Distributions on the Series A Preferred Units accumulate at a rate of 8.00% per annum per $25.00 stated liquidation preference per Series A Preferred Unit. The distribution rate is not subject to adjustment. Holders of our Series A Preferred Units are entitled to receive the full amount of all distributions payable in respect of the Series A Preferred Units from the Distribution Payment Date immediately preceding the date of original issuance of such units. Holders of Series A Preferred Units are not entitled to receive distributions paid on any Distribution Payment Date if such units were not issued and outstanding on the record date for such distribution.

Distribution Payment Dates

The “Distribution Payment Dates” for the Series A Preferred Units are the 15th day of January, April, July and October of each year. Distributions accumulate in each quarterly distribution period from and including the preceding Distribution Payment Date to but excluding the applicable Distribution Payment Date for such quarterly distribution period, and distributions accrue on accumulated distributions at the applicable distribution rate. If any Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Distributions on the Series A Preferred Units are payable based on a 360-day year consisting of four 90-day periods. “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of California or New York shall not be regarded as a Business Day.

Payment of Distributions

Not later than 5:00 p.m., New York City time, on each Distribution Payment Date, we will pay those quarterly distributions, if any, on the Series A Preferred Units that have been declared by the Board of Directors to the holders of such units as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent on the applicable record date. The record date will be the first Business Day of the month of the applicable Distribution Payment Date, except that in the case of payments of distributions in arrears, the record date with respect to a Distribution Payment Date will be such date as may be designated by the Board of Directors in accordance with our Partnership Agreement.

So long as the Series A Preferred Units are held of record by the nominee of the Securities Depositary, declared distributions will be paid to the Securities Depositary in same-day funds on each Distribution Payment Date. The Securities Depositary will credit accounts of its participants in accordance with the Securities Depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series A Preferred Units in accordance with the instructions of such beneficial owners.

No distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series A Preferred Units and any Parity Securities (including the Series B Preferred Units and the Series C Preferred Units) through the most recent respective distribution payment dates. Accumulated distributions in arrears for any past distribution period may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Distribution Payment Date, to holders of the Series A Preferred Units on the record date for such payment, which may not be less than 10 days before such payment date. Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series A Preferred Units and any Parity Securities (including the Series B Preferred Units and the Series C Preferred Units) have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series A Preferred Units and any Parity Securities (including the Series B Preferred Units and the Series C Preferred Units) are paid, any partial payment will be made pro rata with respect to the Series A Preferred Units and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series A Preferred Units and Parity Securities (including the Series B Preferred Units and the Series C Preferred Units) at such time. Holders of the Series A Preferred Units will not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions.

Except insofar as distributions accrue on the amount of any accumulated and unpaid distributions no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the Series A Preferred Units.

Redemption

Optional Redemption On or After April 4, 2021

Any time on or after April 4, 2021, we may redeem, at our option, in whole or in part, the Series A Preferred Units at a redemption price in cash equal to $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions. Any such redemption is subject to compliance with the provisions of our revolving credit facility and any other agreements governing our outstanding indebtedness.

We may also redeem the Series A Preferred Units under the terms set forth under “—Change of Control— Optional Redemption upon a Change of Control.”

Redemption Procedures

We will give notice of any redemption not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any units to be redeemed as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (i) the redemption date, (ii) the number of Series A Preferred Units to be redeemed and, if less than all outstanding Series A Preferred Units are to be redeemed, the number (and, in the case of Series A Preferred Units in certificated form, the identification) of units to be redeemed from such holder, (iii) the redemption price, (iv) the place where any Series A Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (v) that distributions on the units to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the outstanding Series A Preferred Units are to be redeemed, the number of units to be redeemed will be determined by us, and such units will be redeemed by such method of selection as the Securities Depositary shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional units. So long as all Series A Preferred Units are held of record by the nominee of the Securities Depositary, we will give notice, or cause notice to be given, to the Securities Depositary of the number of Series A Preferred Units to be redeemed, and the Securities Depositary will determine the number of Series A Preferred Units to be redeemed from the account of each of its participants holding such units in its participant account. Thereafter, each participant will select the number of units to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series A Preferred Units for its own account). A participant may determine to redeem Series A Preferred Units from some beneficial owners (including the participant itself) without redeeming Series A Preferred Units from the accounts of other beneficial owners.

So long as the Series A Preferred Units are held of record by the nominee of the Securities Depositary, the redemption price will be paid by the Paying Agent to the Securities Depositary on the redemption date. The Securities Depositary’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series A Preferred Units as to which notice has been given by 10:00 a.m., New York City time, on the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such units is issued in the name of the Securities Depositary or its nominee) of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such units will cease to accumulate and all rights of holders of such units as our unitholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid distributions to the date fixed for redemption, whether or not declared. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series A Preferred Units, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series A Preferred Units entitled to such redemption or other payment shall have recourse only to us.

If only a portion of the Series A Preferred Units represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such units is registered in the name of the Securities Depositary or its nominee), we will issue and the Paying Agent will deliver to the holder of such units a new certificate (or adjust the applicable book-entry account) representing the number of Series A Preferred Units represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Series A Preferred Units called for redemption until funds sufficient to pay the full redemption price of such units, including all accumulated and unpaid distributions to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase Series A Preferred Units, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series A Preferred Units. Any Series A Preferred Units that are redeemed or otherwise acquired by us will be cancelled.

Notwithstanding the foregoing, in the event that full cumulative distributions on the Series A Preferred Units and any Parity Securities have not been paid or declared and set apart for payment, we, our general partner and any affiliate of our general partner may not repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Units or Parity Securities (including the Series B Preferred Units and the Series C Preferred Units) except pursuant to a purchase or exchange offer made on the same relative terms to all holders of Series A Preferred Units and any Parity Securities (including the Series B Preferred Units and the Series C Preferred Units). Common units and any other Junior Securities may not be redeemed, repurchased or otherwise acquired by us, our general partner or any affiliate of our general partner unless full cumulative distributions on the Series A Preferred Units and any Parity Securities (including the Series B Preferred Units and the Series C Preferred Units) for all prior and the then-ending distribution periods have been paid or declared and set apart for payment.

No Sinking Fund

The Series A Preferred Units do not have the benefit of any sinking fund.

No Fiduciary Duty

We, and our officers and directors do not owe any fiduciary duties to holders of the Series A Preferred Units other than a contractual duty of good faith and fair dealing pursuant to our Partnership Agreement.

DESCRIPTION OF SERIES B PREFERRED UNITS

The following description of our Series B Preferred Units is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Certificate of Limited Partnership (the “Certificate of Limited Partnership”), and our Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), each of which is incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.10 is a part. We encourage you to read our Certificate of Limited Partnership, our Partnership Agreement and the applicable provisions of the Delaware Revised Uniform Limited Partnership Act (as amended, the “Delaware Act”) for additional information. Capitalized terms used herein and not defined herein have the meanings specified in the Partnership Agreement.

General

On August 8, 2016, we issued 1,840,000 Series B Preferred Units. As of February 24, 2020, we had 2,628,932 Series B Preferred Units outstanding. We may, without notice to or consent of the holders of the then-outstanding Series B Preferred Units, authorize and issue additional Series B Preferred Units and Junior Securities and, subject to the limitations described under “—Voting Rights,” Senior Securities and Parity Securities.

The holders of our common units, Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and incentive distribution rights (“IDRs”) are entitled to receive, to the extent permitted by law, such distributions as may from time to time be declared by the Board of Directors. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common units, Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and IDRs are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and after payment to the holders of any class or series of limited partner interests (including the Series A Preferred Units, the Series B Preferred Units and the Series C Preferred Units) having preferential rights to receive distributions of our assets.

The Series B Preferred Units entitle the holders thereof to receive cumulative cash distributions when, as and if declared by the Board of Directors out of legally available funds for such purpose. Subject to the matters described under “—Liquidation Rights,” each Series B Preferred Unit generally has a fixed liquidation preference of $25.00 per Series B Preferred Unit plus an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment, whether or not declared.

The Series B Preferred Units represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date. As such, the Series B Preferred Units rank junior to all of our current and future indebtedness and other liabilities with respect to assets available to satisfy claims against us. The rights of the Series B Preferred Unitholders to receive the liquidation preference are subject to the proportional rights of holders of Parity Securities, if any.

Except as described below in “—Change of Control,” the Series B Preferred Units are not convertible into common units or any other securities, do not have exchange rights and are not entitled or subject to any preemptive or similar rights. The Series B Preferred Units are not subject to mandatory redemption or to any sinking fund requirements. The Series B Preferred Units are subject to redemption, in whole or in part, at our option commencing on August 8, 2021. Please read “—Redemption.”

We have appointed Computershare Trust Company, N.A. as the paying agent (the “Paying Agent”), and the registrar and transfer agent (the “Registrar and Transfer Agent”) for the Series B Preferred Units. The address of the Paying Agent is 330 N. Brand Blvd., Suite 701, Glendale, CA 91203-2389.

Ranking

With respect to anticipated quarterly distributions and distributions upon the liquidation, winding-up and dissolution of our affairs, the Series B Preferred Units rank:

▪	senior to the Junior Securities (including our common units);

▪	on a parity with the Parity Securities (including the Series A Preferred Units and the Series C Preferred Units);
▪	junior to the Senior Securities; and
▪	junior to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.

Under the Partnership Agreement, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series B Preferred Units. The Board of Directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any units of that series. The Board of Directors will also determine the number of units constituting each series of securities. Our ability to issue additional Parity Securities in certain circumstances or Senior Securities is limited as described under “—Voting Rights.”

Change of Control

Optional Redemption upon a Change of Control

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series B Preferred Units in whole or in part within 120 days after the first date on which such Change of Control occurred (the “Change of Control Redemption Period”), by paying $25.00 per Series B Preferred Unit, plus all accumulated and unpaid distributions to the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date (as defined below), we exercise our right to redeem all of the outstanding Series B Preferred Units as described in the immediately preceding sentence or as described below under “— Redemption”, holders of the Series B Preferred Units will not have the conversion right described below under “—Conversion Right Upon a Change of Control.” Any cash payment to Series B Preferred Unitholders will be subject to the limitations contained in our revolving credit facility and in any other agreements governing our indebtedness (including our Series 2017-1 Secured Tenant Site Contract Revenue Notes and our Series 2018-1 Secured Tenant Site Contract Revenue Notes).

“Change of Control” means the occurrence of either of the following after the original issue date of the Series B Preferred Units: the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Partnership and its subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than our general partner or its affiliates; or the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than our general partner or its affiliates, becomes the beneficial owner, directly or indirectly, of more than 50% of the Partnership’s voting units, measured by voting power rather than number of units.

Conversion Right Upon a Change of Control

Upon the occurrence of a Change of Control, each holder of Series B Preferred Units will have the right (unless, during the Change of Control Redemption Period, we provide notice of our election to redeem all of the outstanding Series B Preferred Units as described above under “—Optional Redemption Upon a Change of Control” or below under “—Redemption”) to convert (the “Series B Change of Control Conversion”) some or all of the Series B Preferred Units held by such holder on the Change of Control Conversion Date into a number of our common units per Series B Preferred Unit to be converted equal (the “Common Unit Conversion Consideration”) to the lesser of:

▪

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid distributions to the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Unit distribution payment and prior to the corresponding Series B Preferred Unit distribution payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Unit Price, and

▪

2.85551, subject, in each case, to certain adjustments and to provisions for (i) the payment of any alternative consideration and (ii) splits, combinations and distributions in the form of equity issuances, each as described in greater detail in our Partnership Agreement.

In the case of a Change of Control pursuant to which our common units will be converted into cash, securities or other property or assets (including any combination thereof), a holder of Series B Preferred Units electing to exercise their Change of Control Conversion Right (as defined below) will receive upon conversion of such Series B Preferred Units elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common units equal to the Common Unit Conversion Consideration immediately prior to the effective time of the Change of Control, which we refer to as the Alternative Conversion Consideration; provided, however, that if the holders of our common units have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series B Preferred Units electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of our common units who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common units are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. We will not issue fractional common units upon the conversion of the Series B Preferred Units. Instead, we will pay the cash value of such fractional units.

If we provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control as described under “—Optional Redemption upon a Change of Control” or our optional redemption right as described below under “—Redemption,” holders of Series B Preferred Units will not have any right to convert the Series B Preferred Units that we have elected to redeem and any Series B Preferred Units subsequently selected for redemption that have been tendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

Within five days following the expiration of the Change of Control Redemption Period (or, if we waive our right to redeem the Series B Preferred Units prior to the expiration of the Change of Control Redemption Period, within five days following the date of such waiver), we will provide to the holders of Series B Preferred Units written notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

▪	the events constituting the Change of Control;
▪	the date of the Change of Control;
▪	the date on which the Change of Control Redemption Period expired or was waived;
▪	the last date on which the holders of Series B Preferred Units may exercise their Change of Control Conversion Right;
▪	the method and period for calculating the Common Unit Price;
▪	the Change of Control Conversion Date;
▪

if applicable, the type and amount of alternative conversion consideration entitled to be received per Series B Preferred Unit; and • the procedure that the holders of Series B Preferred Units must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on our website, in any event prior to the opening of business on the first Business Day (as defined below) following any date on which we provide the notice described above to the holders of Series B Preferred Units.

Holders of Series B Preferred Units that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify the Partnership of the number of Series B Preferred Units to be converted and otherwise to comply with any applicable procedures contained in the notice described above or otherwise required by the Securities Depositary for effecting the conversion.

“Change of Control Conversion Right” means the right of a holder of Series B Preferred Units to convert some or all of the Series B Preferred Units held by such holder on the Change of Control Conversion Date into a number of our common units per Series B Preferred Unit pursuant to the conversion provisions in our Partnership Agreement.

“Change of Control Conversion Date” means the date fixed by our Board of Directors, in its sole discretion, as the date the Series B Preferred Units are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to holders of the Series B Preferred Units.

“Common Unit Price” means (i) the amount of cash consideration per common unit, if the consideration to be received in the Change of Control by the holders of our common units is solely cash; and (ii) the average of the closing prices for our common units on the NASDAQ for the ten consecutive trading days immediately preceding, but not including, the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of our common units is other than solely cash.

Liquidation Rights

We will liquidate in accordance with capital accounts. The holders of outstanding Series B Preferred Units will be specially allocated items of our gross income and gain in a manner designed to achieve, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, a liquidation preference of $25.00 per unit. If the amount of our gross income and gain available to be specially allocated to the Series B Preferred Units is not sufficient to cause the capital account of a Series B Preferred Unit to equal the liquidation preference of a Series B Preferred Unit, then the amount that a holder of Series B Preferred Units would receive upon liquidation may be less than the Series B Preferred Unit liquidation preference. Any accumulated and unpaid distributions on the Series B Preferred Units will be paid prior to any distributions in liquidation made in accordance with capital accounts. The rights of the Series B Preferred Unitholders to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities, including the Series A Preferred Units and the Series C Preferred Units.

Voting Rights

The Series B Preferred Units have no voting rights except as set forth below or as otherwise provided by Delaware law.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a single class, we may not adopt any amendment to our Partnership Agreement that has a material adverse effect on the existing terms of the Series B Preferred Units.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a class together with holders of any other Parity Securities (including the Series A Preferred Units and the Series C Preferred Units) upon which like voting rights have been conferred and are exercisable, we may not:

▪

create or issue any Parity Securities (including any additional Series A Preferred Units or Series C Preferred Units) if the cumulative distributions payable on outstanding Series B Preferred Units or Parity Securities are in arrears; or

▪	create or issue any Senior Securities.

On any matter described above in which the holders of the Series B Preferred Units are entitled to vote as a class, such holders are entitled to one vote per unit. The Series B Preferred Units held by us or any of our subsidiaries or affiliates are not entitled to vote.

Series B Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Distributions

General

Holders of Series B Preferred Units are entitled to receive, when, as and if declared by the Board of Directors out of legally available funds for such purpose, cumulative cash distributions.

Distribution Rate

Distributions on Series B Preferred Units are payable quarterly on each Distribution Payment Date when, as and if declared by the Board of Directors or any authorized committee thereof out of legally available funds for such purpose. Distributions on the Series B Preferred Units accumulate at a rate of 7.90% per annum per $25.00 stated liquidation preference per Series B Preferred Unit. The distribution rate is not subject to adjustment. Holders of our Series B Preferred Units are entitled to receive the full amount of all distributions payable in respect of the Series B Preferred Units from the Distribution Payment Date immediately preceding the date of original issuance of such units. Holders of Series B Preferred Units are not entitled to receive distributions paid on any Distribution Payment Date if such units were not issued and outstanding on the record date for such distribution.

Distribution Payment Dates

The “Distribution Payment Dates” for the Series B Preferred Units are the 15th day of February, May, August and November of each year. Distributions accumulate in each quarterly distribution period from and including the preceding Distribution Payment Date to but excluding the applicable Distribution Payment Date for such quarterly distribution period, and distributions accrue on accumulated distributions at the applicable distribution rate. If any Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Distributions on the Series B Preferred Units are payable based on a 360-day year consisting of four 90-day periods. “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of California or New York shall not be regarded as a Business Day.

Payment of Distributions

Not later than 5:00 p.m., New York City time, on each Distribution Payment Date, we will pay those quarterly distributions, if any, on the Series B Preferred Units that have been declared by the Board of Directors to the holders of such units as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent on the applicable record date. The record date will be the first Business Day of the month of the applicable Distribution Payment Date, except that in the case of payments of distributions in arrears, the record date with respect to a Distribution Payment Date will be such date as may be designated by the Board of Directors in accordance with our Partnership Agreement.

So long as the Series B Preferred Units are held of record by the nominee of the Securities Depositary, declared distributions will be paid to the Securities Depositary in same-day funds on each Distribution Payment Date. The Securities Depositary will credit accounts of its participants in accordance with the Securities Depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series B Preferred Units in accordance with the instructions of such beneficial owners.

No distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series B Preferred Units and any Parity Securities (including the Series A Preferred Units and the Series C Preferred Units) through the most recent respective distribution payment dates. Accumulated distributions in arrears for any past distribution period may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Distribution Payment Date, to holders of the Series B Preferred Units on the record date for such payment, which may not be less than 10 days before such payment date.

Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series B Preferred Units and any Parity Securities (including the Series A Preferred Units and the Series C Preferred Units) have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series B Preferred Units and any Parity Securities (including the Series A Preferred Units and the Series C Preferred Units) are paid, any partial payment will be made pro rata with respect to the Series B Preferred Units and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series B Preferred Units and Parity Securities (including the Series A Preferred Units and the Series C Preferred Units) at such time. Holders of the Series B Preferred Units will not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid distributions no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the Series B Preferred Units.

Redemption

Optional Redemption On or After August 8, 2021

Any time on or after August 8, 2021, we may redeem, at our option, in whole or in part, the Series B Preferred Units at a redemption price in cash equal to $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions. Any such redemption is subject to compliance with the provisions of our revolving credit facility and any other agreements governing our outstanding indebtedness.

We may also redeem the Series B Preferred Units under the terms set forth under “—Change of Control—Optional Redemption upon a Change of Control.”

Redemption Procedures

We will give notice of any redemption not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any units to be redeemed as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (i) the redemption date, (ii) the number of Series B Preferred Units to be redeemed and, if less than all outstanding Series B Preferred Units are to be redeemed, the number (and, in the case of Series B Preferred Units in certificated form, the identification) of units to be redeemed from such holder, (iii) the redemption price, (iv) the place where any Series B Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (v) that distributions on the units to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the outstanding Series B Preferred Units are to be redeemed, the number of units to be redeemed will be determined by us, and such units will be redeemed by such method of selection as the Securities Depositary shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional units. So long as all Series B Preferred Units are held of record by the nominee of the Securities Depositary, we will give notice, or cause notice to be given, to the Securities Depositary of the number of Series B Preferred Units to be redeemed, and the Securities Depositary will determine the number of Series B Preferred Units to be redeemed from the account of each of its participants holding such units in its participant account. Thereafter, each participant will select the number of units to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series B Preferred Units for its own account). A participant may determine to redeem Series B Preferred Units from some beneficial owners (including the participant itself) without redeeming Series B Preferred Units from the accounts of other beneficial owners.

So long as the Series B Preferred Units are held of record by the nominee of the Securities Depositary, the redemption price will be paid by the Paying Agent to the Securities Depositary on the redemption date. The Securities Depositary’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series B Preferred Units as to which notice has been given by 10:00 a.m., New York City time, on the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such units is issued in the name of the Securities Depositary or its nominee) of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such units will cease to accumulate and all rights of holders of such units as our unitholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid distributions to the date fixed for redemption, whether or not declared. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series B Preferred Units, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series B Preferred Units entitled to such redemption or other payment shall have recourse only to us.

If only a portion of the Series B Preferred Units represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such units is registered in the name of the Securities Depositary or its nominee), we will issue and the Paying Agent will deliver to the holder of such units a new certificate (or adjust the applicable book-entry account) representing the number of Series B Preferred Units represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Series B Preferred Units called for redemption until funds sufficient to pay the full redemption price of such units, including all accumulated and unpaid distributions to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase Series B Preferred Units, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series B Preferred Units. Any Series B Preferred Units that are redeemed or otherwise acquired by us will be cancelled.

Notwithstanding the foregoing, in the event that full cumulative distributions on the Series B Preferred Units and any Parity Securities have not been paid or declared and set apart for payment, we, our general partner and any affiliate of our general partner may not repurchase, redeem or otherwise acquire, in whole or in part, any Series B Preferred Units or Parity Securities (including the Series A Preferred Units and the Series C Preferred Units) except pursuant to a purchase or exchange offer made on the same relative terms to all holders of Series B Preferred Units and any Parity Securities (including the Series A Preferred Units and the Series C Preferred Units). Common units and any other Junior Securities may not be redeemed, repurchased or otherwise acquired by us, our general partner or any affiliate of our general partner unless full cumulative distributions on the Series B Preferred Units and any Parity Securities (including the Series A Preferred Units and the Series C Preferred Units) for all prior and the then-ending distribution periods have been paid or declared and set apart for payment.

No Sinking Fund

The Series B Preferred Units do not have the benefit of any sinking fund.

No Fiduciary Duty

We, and our officers and directors do not owe any fiduciary duties to holders of the Series B Preferred Units other than a contractual duty of good faith and fair dealing pursuant to our Partnership Agreement.

DESCRIPTION OF SERIES C PREFERRED UNITS

The following description of our Series C Preferred Units is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Certificate of Limited Partnership (the “Certificate of Limited Partnership”), and our Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), each of which is incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.10 is a part. We encourage you to read our Certificate of Limited Partnership, our Partnership Agreement and the applicable provisions of the Delaware Revised Uniform Limited Partnership Act (as amended, the “Delaware Act”) for additional information. Capitalized terms used herein and not defined herein have the meanings specified in the Partnership Agreement.

General

On April 2, 2018, we issued 2,000,000 Series C Preferred Units. As of February 24, 2020, we had 1,988,700 Series C Preferred Units outstanding.  We may, without notice to or consent of the holders of the then-outstanding Series C Preferred Units, authorize and issue additional Series C Preferred Units and Junior Securities and, subject to the limitations described under “—Voting Rights,” Senior Securities and Parity Securities.

The holders of our common units, Series A Preferred Units, Series B Preferred Units and incentive distribution rights (“IDRs”) are entitled to receive, to the extent permitted by law, such distributions as may from time to time be declared by the Board of Directors.  Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common units, Series A Preferred Units, Series B Preferred Units and IDRs are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and after payment to the holders of any class or series of limited partner interests (including the Series A Preferred Units and the Series B Preferred Units) having preferential rights to receive distributions on our assets.

The Series C Preferred Units entitle the holders thereof to receive cumulative cash distributions when, as and if declared by the Board of Directors out of legally available funds for such purpose.  Subject to the matters described under “—Liquidation Rights,” each Series C Preferred Unit generally has a fixed liquidation preference of $25.00 per Series C Preferred Unit plus an amount equal to accumulated and unpaid distributions thereon to the date fixed for payment, whether or not declared.

The Series C Preferred Units represent perpetual equity interests in us and, unlike our indebtedness, do not give rise to a claim for payment of a principal amount at a particular date.  As such, the Series C Preferred Units rank junior to all of our current and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.  The rights of the Series C Preferred Unitholders to receive the liquidation preference are subject to the proportional rights of holders of Parity Securities.  The Series C Preferred Units will not convert mandatorily on any specified date.

Transfer Agent

We have appointed Computershare Trust Company, N.A. as the paying agent (the “Paying Agent”), redemption agent (the “Redemption Agent”), conversion agent (the “Conversion Agent”) and the registrar and transfer agent (the “Registrar and Transfer Agent”) for the Series C Preferred Units and our common units.  Computershare Trust Company, N.A.’s address is 330 N. Brand Blvd., Suite 701, Glendale, CA 91203-2389.

Ranking

The Series C Preferred Units, with respect to anticipated quarterly distributions and, generally, with respect to distributions upon the liquidation, winding-up and dissolution of our affairs, rank:

•	subject to the discussion under “— Liquidation Rights,” senior to the Junior Securities (including our common units and IDRs);

•	on parity with the Parity Securities (including the Series A Preferred Units and the Series B Preferred Units);
•	junior to the Senior Securities; and
•	junior to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.

Under the Partnership Agreement, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series C Preferred Units.  The Board of Directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any units of that series.  The Board of Directors will also determine the number of units constituting each series of securities.  Our ability to issue additional Parity Securities in certain circumstances or Senior Securities is limited as described under “—Voting Rights.”

Liquidation Rights

We will liquidate in accordance with capital accounts.  The holders of outstanding Series C Preferred Units will be specially allocated items of our gross income and gain in a manner designed to achieve, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, a liquidation preference of $25.00 per Series C Preferred Unit.  If the amount of our gross income and gain available to be specially allocated to the Series C Preferred Units is not sufficient to cause the capital account of a Series C Preferred Unit to equal the liquidation preference of a Series C Preferred Unit, then the amount that a holder of Series C Preferred Units would receive upon liquidation may be less than the Series C Preferred Unit liquidation preference, even though there may be cash available for distribution to the holders of Junior Securities with respect to their capital accounts.  Any accumulated and unpaid distributions on the Series C Preferred Units will be paid prior to any distributions in liquidation made in accordance with capital accounts.  The rights of the Series C Preferred Unitholders to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities, including our Series A Preferred Units and Series B Preferred Units.

Neither the sale of all or substantially all of our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

Voting Rights

The Series C Preferred Units have no voting rights except as set forth below or as otherwise provided by Delaware law.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series C Preferred Units, voting as a single class, we may not adopt any amendment to our Partnership Agreement that has a material adverse effect on the existing terms of the Series C Preferred Units.  For the avoidance of doubt, for purposes of this voting requirement, any amendment to our Partnership Agreement (i) relating to the issuance of additional limited partner interests (subject to the voting rights regarding the issuance of Parity Securities or Senior Securities discussed below) and (ii) in connection with a merger or another transaction in which we are the surviving entity and the Series C Preferred Units remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders of Series C Preferred Units, will be deemed to not materially adversely affect the terms of the holders of Series C Preferred Units.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of any other Parity Securities (including the Series A Preferred Units and the Series B Preferred Units) upon which like voting rights have been conferred and are exercisable, we may not:

•

create or issue any Parity Securities (including any additional Series A Preferred Units or Series B Preferred Units) if the cumulative distributions payable on outstanding Series C Preferred Units or Parity Securities are in arrears; or

•	create or issue any Senior Securities.

On any matter described above in which the holders of the Series C Preferred Units are entitled to vote as a class, such holders are entitled to one vote per Series C Preferred Unit.  The Series C Preferred Units held by us or any of our subsidiaries or affiliates are not entitled to vote.

Series C Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Distributions

General

Holders of Series C Preferred Units are entitled to receive, when, as and if declared by the Board of Directors out of legally available funds for such purpose, cumulative cash distributions.

Distribution rate

Distributions on Series C Preferred Units are cumulative from April 2, 2018, and payable quarterly on each Distribution Payment Date, commencing on May 15, 2018, when, as and if declared by the Board of Directors or any authorized committee thereof out of legally available funds for such purpose.

Distributions on the Series C Preferred Units for the period from and including the date of original issue to, but excluding, May 15, 2025 (the “Floating Rate Period”), accumulate for each distribution period at a percentage of the $25.00 liquidation preference equal to the greater of (i) 7.00% per annum, and (ii) an annual floating rate of the three-month LIBOR plus a spread of 4.698% per annum.  On and after May 15, 2025 (the “Fixed Rate Period”), the distribution rate for the Series C Preferred Units will be fixed at 9.00% per annum of the $25.00 liquidation preference per unit (equal to $2.25 per Series C Preferred Unit per annum).  The distribution rate may also be increased in connection with certain events specified under the caption “—Redemption—Redemption at the option of the holder.”

The floating component of the distribution rate for each distribution period in the Floating Rate Period will be determined by the calculation agent using three-month LIBOR as in effect on the second London banking day prior to the beginning of the distribution period, which date is the “distribution determination date” for the distribution period.  The calculation agent then will add the spread of 4.698% per annum to three-month LIBOR as determined on the distribution determination date.  Absent manifest error, the calculation agent’s determination of the distribution rate for a distribution period for the Series C Preferred Units will be binding and conclusive on the Holders of Series C Preferred Units, the Registrar and Transfer Agent, and us.  A “London banking day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The term “three-month LIBOR” means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on the display designated on the Reuters Screen LIBOR01 Page (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant distribution determination date, provided that:

(i)If no offered rate appears on the Reuters screen page on the relevant distribution determination date at approximately 11:00 a.m., London time, then the calculation agent, after consultation with us, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time.  If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.

(ii)Otherwise, the calculation agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the distribution determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable distribution period in an amount of at least $1,000,000 that is representative of single transactions at that time.  If three quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.

(iii)Otherwise, the calculation agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate three-month LIBOR or any of the foregoing lending rates, shall determine three-month LIBOR for the applicable distribution period in its sole discretion.

Notwithstanding the foregoing clauses (i), (ii) and (iii):

(a)If the calculation agent determines on the relevant distribution determination date that the LIBOR base rate has been discontinued, then the calculation agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the LIBOR base rate, provided that if the calculation agent determines there is an industry-accepted substitute or successor base rate, then the calculation agent shall use such substitute or successor base rate; and

(b)If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine what business day convention to use, the definition of business day, the distribution determination date to be used and any other relevant methodology for calculating such substitute or successor base rate.

The pro-rated initial distribution on the Series C Preferred Units was paid on May 15, 2018 in an amount equal to $0.2090 per Series C Preferred Unit.

Calculation agent

Our general partner, or its appointee, will serve as the calculation agent for the Series C Preferred Units.

Distribution payment dates

The “Distribution Payment Dates” for the Series C Preferred Units (including during the Fixed Rate Period and the Floating Rate Period) are the 15th day of February, May, August and November of each year, commencing on May 15, 2018.  Distributions accumulate in each quarterly distribution period from and including the preceding Distribution Payment Date or the initial issue date, as the case may be, to but excluding the applicable Distribution Payment Date for such quarterly distribution period, and distributions accrue on accumulated distributions at the applicable distribution rate.  Distributions on the Series C Preferred Units will be payable based on a 360-day year consisting of four 90-day periods. “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of California or New York shall not be regarded as a Business Day.

Payment of distributions

Not later than 5:00 p.m., New York City time, on each Distribution Payment Date, we will pay those quarterly distributions, if any, on the Series C Preferred Units that have been declared by the Board of Directors to the holders of such Series C Preferred Units as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent on the applicable record date.  The record date for each distribution on our Series C Preferred Units will be the first Business Day of the month of the applicable Distribution Payment Date, except that in the case of payments of distributions in arrears, the record date with respect to a Distribution Payment Date will be such date as may be designated by the Board of Directors in accordance with our Partnership Agreement.

So long as the Series C Preferred Units are held of record by the nominee of the Securities Depositary, declared distributions will be paid to the Securities Depositary in same-day funds on each Distribution Payment Date.  The Securities Depositary will credit accounts of its participants in accordance with the Securities Depositary’s normal procedures.  The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series C Preferred Units in accordance with the instructions of such beneficial owners.

No distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series C Preferred Units and any Parity Securities (including the Series A Preferred Units and the Series B Preferred Units) through the most recent respective distribution payment dates.  Accumulated distributions in arrears for any past distribution period may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Distribution Payment Date, to holders of the Series C Preferred Units on the record date for such payment, which may not be less than 10 days before such payment date.  Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series C Preferred Units and any Parity Securities (including the Series A Preferred Units and the Series B Preferred Units) have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective distribution payment dates, commencing with the earliest.  If less than all distributions payable with respect to all Series C Preferred Units and any Parity Securities (including the Series A Preferred Units and the Series B Preferred Units) are paid, any partial payment will be made pro rata with respect to the Series C Preferred Units and any Parity Securities (including the Series A Preferred Units and the Series B Preferred Units) entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series C Preferred Units and Parity Securities (including the Series A Preferred Units and the Series B Preferred Units) at such time.  Holders of the Series C Preferred Units will not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions.  Except insofar as distributions accrue on the amount of any accumulated and unpaid distributions, no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the Series C Preferred Units.

Redemption

Optional redemption on or after May 20, 2025

Any time on or after May 20, 2025, we may redeem, at our option, in whole or in part, the Series C Preferred Units at a redemption price in cash equal to $25.00 per Series C Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared.  Any such optional redemption shall be effected only out of funds legally available for such purpose.  We may undertake multiple partial redemptions.  Any such redemption is subject to compliance with the provisions of our revolving credit facility and any other agreements governing our outstanding indebtedness.

We may also redeem the Series C Preferred Units under the terms set forth under “—Fundamental change optional redemption” and holder’s request as described under “—Redemption at the option of the holder.”

Redemption procedures for our optional redemption

We will give notice of any optional redemption by us not less than 30 days and not more than 60 days before the scheduled date of such redemption, to the holders of any units to be redeemed as such holders’ names appear on our unit transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein.  Such notice shall state: (i) the redemption date, (ii) the number of Series C Preferred Units to be redeemed and, if less than all outstanding Series C Preferred Units are to be redeemed, the number (and, in the case of Series C Preferred Units in certificated form, the identification) of units to be redeemed from such holder, (iii) the redemption price, (iv) the place where the Series C Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (v) that distributions on the units to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the outstanding Series C Preferred Units are to be redeemed under our optional redemption, the number of units to be redeemed will be determined by us, and such units will be redeemed by such method of selection as the Securities Depositary shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional units.  So long as all Series C Preferred Units are held of record by the nominee of the Securities Depositary, we will give notice, or cause notice to be given, to the Securities Depositary of the number of Series C Preferred Units to be redeemed under our optional redemption, and the Securities Depositary will determine the number of Series C Preferred Units to be redeemed from the account of each of its participants holding such units in its participant account.  Thereafter, each participant will select the number of units to be redeemed under our optional redemption from each beneficial owner for whom it acts (including the participant, to the extent it holds Series C Preferred Units for its own account).  A participant may determine to redeem Series C Preferred Units from some beneficial owners (including the participant itself) without redeeming Series C Preferred Units from the accounts of other beneficial owners.

So long as the Series C Preferred Units are held of record by the nominee of the Securities Depositary, the redemption price under our optional redemption will be paid by the Paying Agent to the Securities Depositary on the redemption date.  The Securities Depositary’s normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

If we give or cause to be given a notice of redemption under our optional redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series C Preferred Units as to which notice has been given by 10:00 a.m., New York City time, on the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such units is issued in the name of the Securities Depositary or its nominee) of the certificates therefor, if any.  If notice of redemption under our optional redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such units will cease to accumulate and all rights of holders of such units as our unitholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid distributions to the date fixed for redemption, whether or not declared.  Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series C Preferred Units, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series C Preferred Units entitled to such redemption or other payment shall have recourse only to us.

If only a portion of the Series C Preferred Units represented by a certificate has been called for redemption under our optional redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such units is registered in the name of the Securities Depositary or its nominee), we will issue and the Paying Agent will deliver to the holder of such units a new certificate (or adjust the applicable book-entry account) representing the number of Series C Preferred Units represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption under our optional redemption, there will be no redemption of any Series C Preferred Units called for redemption until funds sufficient to pay the full redemption price of such units, including all accumulated and unpaid distributions to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase Series C Preferred Units, subject to compliance with all applicable securities and other laws.  Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series C Preferred Units.  Any Series C Preferred Units that are redeemed or otherwise acquired by us will be cancelled.

Notwithstanding the foregoing, in the event that full cumulative distributions on the Series C Preferred Units and any Parity Securities (including Series A Preferred Units and Series B Preferred Units) have not been paid or declared and set apart for payment, we, our general partner and any affiliate of our general partner may not repurchase, redeem or otherwise acquire, in whole or in part, any Series C Preferred Units or Parity Securities (including the Series A Preferred Units and Series B Preferred Units) except pursuant to a purchase or exchange offer made on the same relative terms to all holders of Series C Preferred Units and any Parity Securities (including the Series A Preferred Units and Series B Preferred Units).  Common units and any other Junior Securities may not be redeemed, repurchased or otherwise acquired by us, our general partner or any affiliate of our general partner unless full cumulative distributions on the Series C Preferred Units and any Parity Securities (including the Series A Preferred Units and Series B Preferred Units) for all prior and the then-ending distribution periods have been paid or declared and set apart for payment.

Redemption at the option of the holder

On, May 15 2025, on May 15, 2028 (the “ten-year anniversary date”), and on each subsequent five-year anniversary date after the ten-year anniversary date (each such date, a “designated redemption date”), each holder of Series C Preferred Units shall have the right (a “redemption right”) to require us to redeem any or all of the Series C Preferred Units held by such holder outstanding on such designated redemption date, in each case to the extent not prohibited by law and out of funds legally available for such payment, at a redemption price per Series C Preferred Unit equal to the liquidation preference of $25.00 per Series C Preferred Unit, plus all accrued and unpaid distributions to, but not including, the designated redemption date (the “put redemption price”).

To exercise its redemption right in respect of a designated redemption date and as a condition to receive the put redemption price by such holder, a holder must, no later than the close of business on the date that is 40 calendar days prior to the designated redemption date (or the next Business Day, if such date is not a Business Day):

(i)deliver to our transfer agent, in its capacity as Redemption Agent (or such other agent designated by the Partnership) a duly completed notice of redemption (a “Notice of Redemption”) in compliance with the procedures of DTC for tendering interests in global certificates specifying the number of Series C Preferred Units being tendered for redemption on the designated redemption date held by such holder; and

(ii)make book-entry transfer of Series C Preferred Units in compliance with the procedures of DTC or otherwise surrender to the Redemption Agent certificates representing the Series C Preferred Units being tendered for redemption on the designated redemption date.

Notwithstanding anything herein to the contrary, any holder delivering to the Redemption Agent a Notice of Redemption shall have the right to withdraw, in whole or in part, such Notice of Redemption at any time prior to the close of business on the Business Day immediately preceding the designated redemption date by delivery of a written notice of withdrawal to the Redemption Agent in accordance with applicable DTC procedures.

We will pay the put redemption price in cash, except to the extent we publish notice in the form of a press release described below on or prior to 60 calendar days prior to the designated redemption date electing to make all or any portion of such payment in our common units.  If we elect to make any such payment, or any portion thereof, in our common units, such common units shall be valued for such purpose at 95% of the redemption value, as defined in the next sentence.  As a result, if we elect to pay the put redemption price by issuing common units, we will issue a number of common units per Series C Preferred Unit redeemed equal to: (i) the put redemption price divided by (ii) 95% of the redemption value. “Redemption Value” means the average of the daily VWAP of our common units for each day during a twenty consecutive trading day period ending immediately prior to the second trading day prior to the designated redemption date.

Notwithstanding the foregoing, in no event will the number of common units delivered in connection with the put redemption price exceed the put redemption price divided by the greater of (i) 30% of the initial price, subject to adjustment in a manner inversely proportional to any dilution adjustments to the conversion rate as described under “Description of Series C Preferred Units—Conversion Rate Adjustments,” and (ii) 95% of the redemption value.  The “initial price” shall mean $16.70, which represents the last sales price of our common units on the NASDAQ on March 27, 2018.  To the extent that the put redemption price exceeds the product of the number of common units delivered in respect of the put redemption price and 95% of the redemption value, we will pay such excess in cash.

To exercise our right to pay all or a portion of the put redemption price in our common units, we must issue a notice in the form of a press release for publication on the Dow Jones News Service or Bloomberg Business News (or another broadly disseminated news or press release service selected by us) at least 60 calendar days prior to the designated redemption date, or such other earlier date as may be required by law.  In addition to any information required by applicable law or regulation, the press release shall state, as appropriate:

•	the designated redemption date;

•

the last time and date at which a holder must deliver to our Redemption Agent named therein a Notice of Redemption to exercise its redemption right with respect to the designated redemption date and the procedures that must be followed to deliver Series C Preferred Units tendered for redemption on the designated redemption date;

•

the estimate of the portion of the put redemption price (expressed in a percentage or fraction, if less than all) that we intend to be paid in our common units (subject to the limitation on payment in common units set forth in the immediately preceding paragraph); and

•	the first date of the 20 consecutive trading day period in determining the applicable redemption value applicable to the designated redemption date.

If we do not have sufficient funds legally available to redeem or are unable to comply with the common unit delivery obligation (as defined below), as of the designated redemption date, all Series C Preferred Units with respect to which holders have properly exercised a redemption right, we shall redeem on the designated redemption date, pro rata among the holders that have exercised their redemption right, a number of Series C Preferred Units with an aggregate put redemption price equal to the amount of cash legally available or common units that comply with the common unit delivery obligation for the redemption of such Series C Preferred Units on such designated redemption date.  At such time, or as soon as practicable thereafter, that we have sufficient funds legally available or common units that comply with the common unit delivery obligation to redeem such Series C Preferred Units not redeemed because of the foregoing limitation at the applicable put redemption price, we shall provide notice to the holders of the availability of such amounts and the holders at that time may elect to invoke their redemption right within 30 calendar days of such notice.  In addition, in the event we do not redeem the Series C Preferred Units on the designated redemption date (the “target redemption date”) of holders properly electing to redeem such Series C Preferred Units (the “Tendered Units”) in the manner described herein (whether in cash or by delivery of our common units, or a combination of cash and our common units), then we will increase the per annum distribution rate on all outstanding Series C Preferred Units by an additional 3.00% per annum, to 12.00%, accruing daily from the target redemption date until the put redemption price, plus all unpaid distributions accrued pursuant to this sentence, whether or not declared, thereon, are paid in full in respect of all such Tendered Units.  Our inability to make a redemption payment for any reason shall not relieve us from our obligation to effect any required redemption when, as and if permitted by applicable law.

So long as any Series C Preferred Units remain outstanding, from and after the designated redemption date unless the put redemption price has been paid in full for all Series C Preferred Units properly tendered for redemption on the designated redemption date, no distributions (other than a distribution payable solely in Junior Securities) may be declared, made or paid upon, or set apart for payment upon, any Junior Security, nor may any Junior Security be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Junior Security) by us or on our behalf unless the put redemption price has been paid in full upon, or a sum sufficient for the payment thereof is set apart for such payment upon, the Series C Preferred Units and any distributions on all Parity Securities for all distribution payment periods ending on or prior to the designated redemption date have been declared and paid, or declared and a sufficient sum has been set apart for the payment of such distributions, upon all outstanding Parity Securities.  If a holder does not elect to exercise its redemption right with respect to all of its Series C Preferred Units, the Series C Preferred Units held by it and not surrendered for redemption by the Partnership will remain outstanding until otherwise subsequently converted, redeemed, reclassified or canceled.  From and after the redemption date with respect to any Series C Preferred Units for which a holder elected to effect a redemption right and the Partnership has redeemed in accordance with these provisions, (i) distributions shall cease to accrue on such Series C Preferred Units, (ii) such Series C Preferred Units shall no longer be deemed outstanding and (iii) all rights with respect to such Series C Preferred Units shall cease and terminate.  For the avoidance of doubt, notwithstanding anything contained herein to the contrary, until a Series C Preferred Unit is redeemed by the payment in full of the applicable put redemption price, such Series C Preferred Unit will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein.

If the designated redemption date falls on a day that is not a Business Day, the payment of the put redemption price will be on the next succeeding Business Day and no interest or distributions on such payment will accrue or accumulate, as the case may be, in respect of this delay.

In connection with our determination to issue our common units in satisfaction of all or a portion of the put redemption price, we will comply with all federal and state securities laws and stock exchange rules in connection with any redemption of Series C Preferred Units for our common units.  Notwithstanding anything to the contrary above, we may not pay any portion of the put redemption price on the Series C Preferred Units by delivery of our common units unless the common units to be delivered as payment therefor are freely transferable by the recipient without further action on its behalf, other than by reason of the fact that such recipient is our affiliate (such obligation, being referred to as the “common unit delivery obligation”).  It is our current belief that any common units we would deliver in connection with a redemption would be freely transferable by the recipient, other than by reason of the fact that such recipient is our affiliate.  In the event the holders of Series C Preferred Units are deemed affiliates of us and we have determined to issue our common units in satisfaction of all or a portion of the put redemption price, we will use our reasonable best efforts to cause a shelf registration statement relating to the resale of our common units underlying such Series C Preferred Units to be filed and become effective and to keep that shelf registration statement effective until all such common units have been sold thereunder or become freely transferable securities.  We do not expect to issue fractional common units upon the redemption of the Series C Preferred Units, and expect to pay the cash in lieu of the issuance of such fractional common units.

Definitions

The term “close of business” means 5:00 p.m., New York City time.

The term “closing sale price” of our common units (or any other security for which a closing sale price must be determined) on any trading day means the closing sale price per common unit of our common units (or such other security, as the case may be) (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the common units (or such other security as the case may be) is listed.  If our common units (or such other security, as the case may be) are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “closing sale price” of our common units (or such other security, as the case may be) will be the last quoted bid price for our common units (or such other security, as the case may be) in the over-the-counter market on the relevant date as reported by The OTC Markets Group Inc. or a similar organization.  If our common units (or such other security, as the case may be) are not so quoted, the “closing sale price” will be the average of the mid¬point of the last bid and ask prices for our common units (or such other security, as the case may be) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose, which may include one or more of the underwriters.

The term “open of business” means 9:00 a.m., New York City time.

The term “market disruption event” means, if common units (or such other security, as the case may be) are listed for trading on The Nasdaq Global Market or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any trading day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the securities exchange or otherwise) in common units (or such other security, as the case may be) or in any options, contracts or futures contracts relating to common units (or such other security, as the case may be).

The term “trading day” means a day during which (i) for purposes of determining the closing sale price there is no market disruption event and (ii) trading in securities generally occurs on The Nasdaq Global Market or, if our common units are not listed on The Nasdaq Global Market, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which our common units are listed or, if our common units are not listed on a U.S. national or regional securities exchange, then on the principal other market on which our common units are then traded or quoted.

The term “ex-dividend date” means the first date on which our common units trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question from us or, if applicable, from the seller of our common units on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

Conversion Rights

Other than during a fundamental change conversion period (as defined below), holders of the Series C Preferred Units, at their option, may, at any time and from time to time, convert some or all of their outstanding Series C Preferred Units initially at a conversion rate of 1.3017 common units per $25.00 liquidation preference, which is equivalent to an initial conversion price of approximately $19.21 per common unit (subject to adjustment in certain events).  The Series C Preferred Units will only be convertible into our common units.

We will not issue fractional common units upon the conversion of the Series C Preferred Units.  Instead, we will pay the cash value of such fractional Series C Preferred Units based upon the closing sale price of our common units on the trading day immediately prior to the conversion date.

A holder of Series C Preferred Units is not entitled to any rights of a common unitholder until such holder of Series C Preferred Units has converted its Series C Preferred Units, and only to the extent the Series C Preferred Units are deemed to have been converted into common units under the Partnership Agreement.

The Series C Preferred Units will not convert mandatorily on any specified date.

Conversion Procedures

If a holder elects to convert its Series C Preferred Units when permitted, the holder must comply with the procedures of The Depository Trust Company (“DTC”) to convert its beneficial interest in respect of the Series C Preferred Units represented by a global stock certificate of the Series C Preferred Units, including delivering to DTC the appropriate instruction form with all required information, including information relating to the beneficial owner of the Series C Preferred Units, for conversion pursuant to DTC’s conversion program.  In either case, if required, such converting holder must pay all applicable taxes or duties, if any.

The “conversion date” with respect to any Series C Preferred Units will be the date on which:

•

The Conversion Agent has received all of the surrendered certificate or certificates, if any, and the notice relating to the conversion (or the applicable procedures of the DTC have been complied with);

•	The Conversion Agent has received any appropriate endorsements and transfer documents;
•	We have received payment of all required transfer taxes, if any (or the holder has demonstrated to our satisfaction that those taxes have been paid); and
•	We have received payment for any declared and unpaid distributions to the extent provided below under “—Payment of Distributions Upon Conversion.”

This conversion will be deemed to have been made on the conversion date so that the rights of the holder of the Series C Preferred Units as to the Series C Preferred Units being converted will cease except for the right to receive our common units deliverable upon conversion, and, if applicable, the person entitled to receive our common units will be treated for all purposes as having become the record holder of those common units as of the conversion date.

If we elect to redeem any Series C Preferred Units, the right of a holder to convert those Series C Preferred Units will terminate if we have not received the conversion notice of the holder of such Series C Preferred Units by 5:00 p.m., New York City time, on the second business day immediately preceding the redemption date (unless we default in the payment of the redemption price, in which case a holder of Series C Preferred Units may convert such Series C Preferred Units until the redemption price has been paid or duly provided for).

If more than one Series C Preferred Unit is surrendered for conversion by the same unitholder at the same time, the number of whole common units issuable upon conversion of those Series C Preferred Units will be computed on the basis of the total number of Series C Preferred Units so surrendered.

All of our common units delivered upon conversion by the holders of Series C Preferred Units will, upon delivery, be duly and validly issued, fully paid and nonassessable (except as nonassessability may be affected by Section 17-303(a), 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act), free of all liens and charges and not subject to any preemptive rights (except as set forth in the Partnership Agreement).

The Conversion Agent for the Series C Preferred Units is the Registrar and Transfer Agent or such other person as we may designate from time to time.

Payment of Distributions Upon Conversion

General

If a holder of Series C Preferred Units exercises its conversion rights, upon delivery of the Series C Preferred Units for conversion, those Series C Preferred Units will cease to cumulate distributions as of the end of the conversion date, and the holder of such Series C Preferred Units will not receive any cash payment representing accrued and unpaid distributions on such Series C Preferred Units, except in those limited circumstances discussed below.  Except as provided below, we will make no payment for accrued and unpaid distributions, whether or not in arrears, on Series C Preferred Units converted at the election of holders of such Series C Preferred Units.

Conversion on or Before Record Date

If a holder of Series C Preferred Units exercises its conversion rights and the related conversion date occurs before the close of business on a distribution record date, the holder will not be entitled to receive any portion of the distribution payable on such converted Series C Preferred Units on the corresponding distribution payment date.

Conversion After Record Date and Prior to Payment Date

If a holder of Series C Preferred Units exercises its conversion right and the related conversion date occurs after the distribution record date but prior to the corresponding distribution payment date, the holder of Series C Preferred Units on the record date will receive on that distribution payment date accrued distributions on those Series C Preferred Units, notwithstanding the conversion of those Series C Preferred Units prior to that distribution payment date, because that holder of Series C Preferred Units will have been the holder of record of such Series C Preferred Units on the corresponding record date.  At the time that such holder of Series C Preferred Units surrenders Series C Preferred Units for conversion, however, it must pay to us an amount equal to the distribution that has accrued and that will be paid on the related distribution payment date; provided that no such payment need be made if we have specified a redemption date that is after a distribution record date and on or prior to the distribution payment date to which that distribution record date relates.

Conversion On or After Payment Date and On or Prior to the Immediately Succeeding Record Date

If the holder of Series C Preferred Units is a holder of Series C Preferred Units on a distribution record date and converts such Series C Preferred Units into common units on or after the corresponding distribution payment date, such holder of Series C Preferred Units will be entitled to receive the distribution payable on such Series C Preferred Units on such corresponding distribution payment date, and the holder of Series C Preferred Units will not need to include payment of the amount of such distributions upon surrender for conversion of Series C Preferred Units.

Conversion Rate Adjustments

We will adjust the conversion rate from time to time as follows:

(1)If we issue common units as a distribution on our common units to all or substantially all holders of our common units, or if we effect a unit split or unit combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where

CR0 = the applicable conversion rate in effect immediately prior to open of business on the ex-dividend date for such distribution, or immediately prior to open of business on the effective date of such unit split or unit combination, as applicable;

CR1 = the new conversion rate in effect immediately after open of business on the ex-dividend date for such distribution, or immediately after open of business on the effective date of such unit split or unit combination;

OS0 = the number of common units outstanding immediately prior to open of business on the ex-dividend date for such distribution, or prior to open of business on the effective date of such unit split or unit combination (and prior to giving effect to such event); and

OS1 = the number of common units outstanding immediately after, and solely as a result of, such distribution, unit split or unit combination.

Any adjustment made pursuant to this clause (1) shall become effective (x) immediately after the open of business on the ex-dividend date for such distribution, or (y) immediately after the open of business on the effective date of such unit split or unit combination, as the case may be.  If any distribution, split or combination described in this clause (1) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such distribution, split or combination had not been declared.  For the purposes of this clause (1), the number of common units outstanding at the open of business on the ex-dividend date for such distribution shall not include common units held in treasury.  We will not pay any distribution on common units held in treasury.

(2)If we issue to all or substantially all holders of our common units any rights, warrants or options (other than rights, options or warrants issued pursuant to a distribution reinvestment plan or unit purchase plan or similar plans) entitling them, for a period expiring not more than 60 days after the date of issuance of such rights, warrants or options, to subscribe for or purchase of our common units at a price per common unit that is less than the average closing sale price per common unit for the ten consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such issuance, we will adjust the conversion rate based on the following formula:

CR1 = CR0 x	OS + X
OS0 + Y

where

CR0 = the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;

CR1 = the new applicable conversion rate in effect immediately after the open of business on the ex-dividend date for such issuance;

OS0 = the number of common units outstanding immediately prior to the open of business on the ex-dividend date for such issuance;

X = the aggregate number of common units issuable pursuant to such rights, warrants or options; and

Y = the number of common units equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the closing sale price per common unit for the ten consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

Any increase made pursuant to this clause (2) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the open of business on the ex-dividend date for such issuance.  For purposes of this clause (2), in determining whether any rights, warrants or options entitle the holders of common units to subscribe for or purchase common units at less than the applicable closing sale price per common unit, and in determining the aggregate exercise or conversion price payable for such common units, there shall be taken into account any consideration we receive for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by our Board of Directors (or committee thereof).  If any right, warrant or option described in this clause (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, we will adjust the new applicable conversion rate to the conversion rate that would then be in effect if such right, warrant or option had not been so issued.  For purposes of this clause (2), the number of common units outstanding at the open of business on the ex-dividend date shall not include common units held in treasury.  We will not issue any such rights, options or warrants in respect of common units held in treasury.

(3)If we distribute partnership interests, evidence of indebtedness or other assets or property to all or substantially all holders of our common units (excluding any of the following (i) distributions, rights, warrants or options referred to in paragraph (1) or (2) above; (ii) distributions paid exclusively in cash; (iii) spin-offs, as described below in this clause (3); and (iv) any distributions in connection with a reorganization event (as defined below)), then we will adjust the conversion rate based on the following formula:

CR1 = CR0 x	SP0
SP0 – FMV

where

CR0 = the applicable conversion rate in effect immediately prior to open of business on the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately after open of business on the ex-dividend date for such distribution;

SP0 = the average of the closing sale price per common unit for the ten consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined by our Board of Directors or committee thereof in good faith) of the partnership interests, evidences of indebtedness, assets or property distributed with respect to each outstanding common unit immediately prior to the open of business on the ex-dividend date for such distribution.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall become effective after the open of business on the ex-dividend date for such distribution.  If such distribution is not so paid or made, the applicable conversion rate shall be decreased to the conversion rate that would then be in effect if such distribution had not been declared.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP “ (as defined above), in lieu of the foregoing increase, each holder of a Series C Preferred Unit shall receive, in respect of such Series C Preferred Unit, at the same time and upon the same terms as holders of our common units, the amount and kind of our partnership interests, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our partnership interests or other securities that such holder would have received if such holder owned a number of common units equal to the conversion rate in effect immediately prior to the open of business on the ex-dividend date for the distribution.

Notwithstanding the foregoing, if we distribute to all of our common unitholders partnership interests of any class or series, or similar equity interest, of or relating to one of our subsidiaries or other business unit, which we refer to as a spin-off, the conversion rate in effect immediately before the tenth trading day from and including the effective date of the spin-off will be adjusted based on the following formula:

CR1 = CR0 x	FMV[0] + MP0
MP0

where

CR0 = the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such spin-off;

CR1 = the new conversion rate in effect immediately after the open of business on ex-dividend date of such spin-off;

FMV0 = the average of the closing sale prices per partnership interests or similar equity interest distributed to our common unitholders applicable to one common unit over the first ten consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0 = the average of the closing sale prices per common unit over the valuation period.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph will occur on the last trading day of the valuation period but will be given effect immediately after the open of business on the ex-dividend date for such spin-off.  Notwithstanding the foregoing, in respect of any conversion during the valuation period, references in the preceding paragraph with respect to ten consecutive trading day period shall be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date of such spin-off to, but excluding, the conversion date in determining the conversion rate.  If such spin-off does not occur, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared, effective as of the date on which our Board of Directors (or a committee thereof) determines not to consummate such spin-off.

(4)If we make any cash distribution to all, or substantially all, holders of our outstanding common units (excluding any of the following: (i) any distribution in connection with our liquidation, dissolution or winding up, (ii) any consideration payable as part of a tender or exchange offer as to which an adjustment was effected under clause (5) below, and (iii) any regular, quarterly cash distribution that does not exceed $0.3675 per common unit) (the “initial distribution threshold”), the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0 – T
SP0 – C

where

CR0 = the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 = the new conversion rate in effect immediately after the open of business on the ex-dividend date for such distribution;

SP0 = the average of the closing sale prices per common unit of our common units for the ten consecutive trading day period ending on, and including, the business day immediately preceding the ex-dividend date for such distribution;

T = the initial distribution threshold; provided that if the distribution is not a regular, quarterly cash distribution, the initial distribution threshold shall be deemed to be zero; and

C = the amount in cash per common unit that we distribute to all or substantially all of the holders of our common unitholders.

The initial distribution threshold is subject to adjustment on an inversely proportional basis whenever the applicable conversion rates are adjusted, but no adjustment will be made to the initial distribution threshold for any adjustment made to the applicable conversion rates pursuant to this clause (4).  An adjustment to the conversion rate made pursuant to this clause (4) shall become effective immediately after open of business on the ex-dividend date for such distribution.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP “ (as defined above), in lieu of the foregoing increase, each holder of Series C Preferred Units will receive, for each Series C Preferred Unit held at the same time and upon the same terms as holders of our common units, the amount of cash that such holder would have received if such holder had owned a number of common units equal to the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such cash distribution.  If any distribution described in this clause (4) is declared but not so paid or made, the new conversion rate shall be re-adjusted to the conversion rate that would then be in effect if such distribution had not been declared.

(5)If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common units (that is subject to the tender offer rules of the Exchange Act that are then applicable), other than odd lot tender offers, to the extent that the cash and value of any other consideration included in the payment per common unit exceeds the average of the closing sale prices per common unit over the ten consecutive trading day period commencing on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “expiration date”), the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x (AC + (SP1 x OS1)) / (SP1 x OS0)

where

CR0 = the applicable conversion rate in effect immediately prior to the open of business on the trading day next succeeding the expiration date;

CR1 = the new conversion rate in effect immediately after the open of business on the trading day next succeeding the expiration date;

AC = the aggregate value of all cash and any other consideration (as determined by our Board of Directors or committee thereof) paid or payable for our common units purchased in such tender or exchange offer;

OS0 = the number of our common units outstanding immediately prior to expiration time of the tender or exchange offer on the expiration date (before giving effect to the purchase or exchange of securities pursuant to such tender or exchange offer);

OS1 = the number of our common units outstanding immediately after the expiration time of the tender or exchange offer on the expiration date (after giving effect to the purchase or exchange of securities pursuant to such tender or exchange offer); and

SP1 = the average of the closing sale prices of our common units over the ten consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date (the “averaging period”).

If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.  Any adjustment to the conversion rate made pursuant to this clause (5) shall be determined on the last day of the averaging period but will be given effect at the open of business on the trading day next succeeding the expiration date.  If, however, the conversion date for a Series C Preferred Unit occurs during the ten trading days following, and including, the trading day next succeeding the expiration date, the references within the preceding paragraph of this clause (6) to ten consecutive trading day period shall be deemed replaced, solely with respect to that conversion, with references to such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date, but excluding such relevant conversion date.

If we or one of our subsidiaries is obligated to purchase our common units pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, we will re-adjust the new conversion rate to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its Series C Preferred Units on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of our common units as of the related conversion date based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder.  Instead, such holder will be treated as if such holder were the record owner of our common units on an unadjusted basis and participate in the related distribution or other event giving rise to such adjustment.

If we have in effect a rights plan while any Series C Preferred Units remain outstanding, holders of Series C Preferred Units will receive, upon a conversion of such Series C Preferred Units in respect of which we have elected to deliver common units, in addition to such common units, rights under the rights plan unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common units.  If the rights provided for in any rights plan that our Board of Directors may adopt have separated from the common units in accordance with the provisions of the applicable rights plan so that holders of Series C Preferred Units would not be entitled to receive any rights in respect of our common units that we elect to deliver upon conversion of Series C Preferred Units, we will adjust the conversion rate at the time of separation as if we had distributed to all holders of our partnership interests, evidences of indebtedness or other assets or property pursuant to paragraph (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

Notwithstanding the foregoing, in the event of an adjustment to the conversion rate pursuant to paragraphs (4) and (5) above, in no event will the conversion rate exceed 1.4970 common units per $25.00 liquidation preference subject to adjustment pursuant to paragraphs (1), (2) and (3) above.  In no event will the conversion price be reduced below $0.01, subject to adjustment for unit splits and unit combinations and similar events.

We will not make any adjustment to the conversion rate if holders of Series C Preferred Units are permitted to participate, on an as-converted basis, in the transactions described above.

The conversion rate will not be adjusted except as specifically set forth in this subsection entitled in “—Conversion Rate Adjustments.”  Without limiting the foregoing, the conversion rate will not be adjusted for:

•

the issuance of any of our common units pursuant to any present or future plan providing for the reinvestment of distributions or interest payable on our securities or those of our subsidiaries and the investment of additional optional amounts in our common units under any plan;

•

the issuance of any of our common units or options or rights to purchase such common units pursuant to any of our present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program or those of our subsidiaries;

•

the issuance of any of our common units pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date Series C Preferred Units were first issued; and

•	accumulated and unpaid distributions.

No adjustment in the conversion rate will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion rate.  If the adjustment is not made because the adjustment does not change the conversion rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment.  All required calculations will be made to the nearest cent or 1/10,000th of a Series C Preferred Unit, as the case may be.  Notwithstanding the foregoing, if the Series C Preferred Units are called for redemption or conversion, at our option, all adjustments not previously made will be made on the conversion date of any Series C Preferred Units.

If certain of the possible adjustments to the conversion price of the Series C Preferred Units are made (or if failures to make certain adjustments occur), a holder of such Series C Preferred Unit may be deemed to have received a distribution from us even though such holder has not received any cash or property as a result of such adjustments.

Recapitalizations, reclassifications and changes in our common units

In the case of the following events, each of which we refer to as a business combination:

•	any recapitalization, reclassification or change of our common units (other than changes resulting from a subdivision or combination);

•

a consolidation, merger or combination involving us into another person or entity (other than a merger or consolidation in which we are the continuing corporation and in which our common units outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

•	sale, conveyance or lease to another person or entity of all or substantially all of our property and assets (other than to one or more of our subsidiaries); or
•	a statutory unit exchange with another person or entity;

in each case, as a result of which our common unitholders are entitled to receive units, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common units (each a “reorganization event”), a holder of Series C Preferred Units will be entitled thereafter to convert such Series C Preferred Units into the kind and amount of units, other securities or other property or assets (including cash or any combination thereof) which such holder would have owned or been entitled to receive upon such reorganization event as if such holder of Series C Preferred Units held a number of common units equal to the conversion rate in effect on the effective date for such reorganization event, multiplied by the number of Series C Preferred Units held by such holder of Series C Preferred Units (the “reference property”).  However, at and after the effective time of the reorganization event, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon the redemption at the option of a holder of Series C Preferred Units, as set forth under “—Redemption at the option of the holder,” (ii) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Series C Preferred Units, as set forth under “—Special Conversion Right of Series C Preferred Units upon a Fundamental Change” and (iii)(x) any common units that we would have been required to deliver upon conversion of Series C Preferred Units or upon payment of distributions in common units will instead be deliverable in the amount and type of reference property that a holder of that number of common units would have received in such reorganization event and (y) the Market Value and daily VWAP will be calculated based on the value of a unit of reference property that a holder of one of our common units would have received in such reorganization event.  In the event that our common unitholders have the opportunity to elect the form of consideration to be received in such reorganization event, the reference property into which Series C Preferred Units will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common units that affirmatively make such an election.  We will notify holders and the Conversion Agent in writing of the weighted average as soon as practicable after such determination is made.

To the extent permitted by law and subject to the listing standards of The Nasdaq Global Market, we may, from time to time, increase the conversion rate for a period of at least 20 days if our Board of Directors determines that such an increase would be in our best interests.  Any such determination by our Board of Directors will be conclusive.  In addition, subject to the listing standards of The Nasdaq Global Market, we may increase the conversion rate if our Board of Directors deems it advisable to avoid or diminish any income tax to common unitholders resulting from any distribution of common units or similar event.  We will give holders of Series C Preferred Units at least 15 Business Days’ notice of any increase in the conversion rate.

Special Conversion Right of Series C Preferred Units Upon a Fundamental Change

General

At any time in the event of a fundamental change as described below, the holder will have the right to convert some or all of its Series C Preferred Units (but in no event less than one Series C Preferred Unit) as described below.  No later than the fifth trading day following the effective date of such fundamental change, we will provide to the holder of the Series C Preferred Units and the Registrar and Transfer Agent a notice of the occurrence of the fundamental change and of the resulting special conversion right.

Such notice will state:

•	the events constituting the fundamental change;
•	the effective date of the fundamental change;

•	the fundamental change conversion date, which shall be no earlier than the 20th trading day following such notice and no later than the 30th trading day following such notice;
•	whether we will deliver common units, cash or a combination thereof upon conversion and whether accumulated and unpaid distributions will be paid in cash, common units or a combination thereof;
•	the name and address of the Conversion Agent and, if applicable, the paying agent;
•	the conversion rate and any adjustment to the conversion rate that will result from the fundamental change; and
•	the then applicable conversion rate and any adjustment to the conversion rate as a result of the fundamental change (including the Conversion Amount and the Alternative Conversion Amount).

We will also publish a notice containing this information on our website or through such other public medium as we may use at that time, in any event prior to the opening of business on the first Business Day following any date on which we provide such notice to the holders of the Series C Preferred Units.

If a fundamental change occurs and a holder converts its Series C Preferred Units at any time beginning at the opening of business on the trading day immediately following receipt of the notice described above and ending at the close of business on the fundamental change conversion date (the “fundamental change conversion period”), the holder will receive the greater of:

•

a number of common units, as described under “—Conversion Rights” and subject to adjustment as described under “—Conversion Rate Adjustments” plus (ii) the make-whole premium, if any, described under “—Determination of make-whole premium” (such number of common units, the “Conversion Amount”); and

•

a number of common units equal to the lesser of (i) the liquidation preference divided by the Market Value of our common units on the effective date of such fundamental change and (ii) 11.13 (subject to adjustment in the same manner as the conversion rate) (such number of common units, the “Alternative Conversion Amount”).

In addition to the number of common units issuable upon conversion of each Series C Preferred Unit at the option of the holder on any conversion date during the fundamental change conversion period, each converting holder will have the right to receive an amount equal to all accrued, cumulated and unpaid distributions on such converted Series C Preferred Units, whether or not declared prior to that date, for all prior distribution periods ending on or prior to the distribution payment date immediately preceding the conversion date (other than previously declared distributions on our Series C Preferred Units payable to holders of record as of a prior date), provided that we are then legally and contractually (including pursuant to our debt instruments) permitted to pay such distributions.  The amount payable in respect of such distributions will be paid in cash, common units (or units of reference property) or a combination thereof.  If we make any such distribution payment in common units (or units of reference property), such common units (or units of reference property) shall be valued for such purpose at the Market Value determined for the period ending on the second trading day preceding the fundamental change conversion date.

The foregoing provisions shall only be applicable with respect to conversions effected during the fundamental change conversion period.

If we are required to deliver to holders the Alternative Conversion Amount, then, in lieu of issuing such common units, we may, at our option, make a cash payment equal to the Market Value thereof determined for the period ending on the second trading day preceding the fundamental change conversion date.  Our notice of fundamental change will indicate if we will issue common units or pay cash upon conversion and whether accumulated and unpaid distributions will be paid in cash, common units or a combination thereof.  We are not obligated to settle any conversions in cash, and we will elect to pay cash in lieu of issuing common units upon conversion only if permitted under the terms of our debt instruments.  Our ability to settle conversions or pay distributions in cash is currently restricted by the terms of our debt instruments and may be restricted by the terms of any future indebtedness we may incur from time to time.

The term “Market Value” means the average of the daily VWAP of our common units for each day during a ten consecutive trading day period ending immediately prior to the date of determination.

The “daily VWAP” of our common unit on any trading day means the per common unit volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page LMRK <EQUITY> AQR (or its equivalent successor if such page is not available) in respect of the period from 9:30a.m. to 4:00p.m., New York City time, on such trading day (or if such volume-weighted average price is unavailable, the market value of one common unit on such trading day determined, using a volume-weighted average method to the extent practicable, by a nationally recognized independent investment banking firm retained for this purpose by us).  Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

For the purposes of determining daily VWAP and Market Value only, “trading day” means a day during which (i) there is no market disruption event and (ii) trading in securities generally occurs on The Nasdaq Global Market or, if our common units (or other security for which Market Value is required to be determined) is not listed on The Nasdaq Global Market, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which our common units (or such other security) is listed or, if our common units (or such other security) is not listed on a U.S. national or regional securities exchange, then on the principal other market on which our common units (or such other security) is then traded or quoted.

For the purposes of determining daily VWAP and Market Value only, “market disruption event” means (i) a failure by the principal United States national or regional securities exchange or market on which our common units is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common units (or other security for which Market Value is required to be determined) for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in our common units or in any options, contracts or future contracts relating to our common units (or such other security).

To exercise the fundamental change conversion right, the holder of Series C Preferred Units must comply with the procedures for conversion set forth under “—Conversion Procedures” on or before the close of business on the last day of the fundamental change conversion period.

However, a holder of Series C Preferred Units may withdraw any notice of exercise of its fundamental change conversion right (in whole or in part) by a written notice of withdrawal delivered to the Conversion Agent prior to the close of business on the second Business Day prior to the last day of the fundamental change conversion period.  The notice of withdrawal shall state:

•	the number of withdrawn Series C Preferred Units;
•	if certificated Series C Preferred Units have been issued, the certificate numbers of the withdrawn Series C Preferred Units; and
•	the number of Series C Preferred Units, if any, which remain subject to the conversion notice.

If the Series C Preferred Units are held in global form, the notice of withdrawal must comply with applicable DTC procedures.

Series C Preferred Units as to which the fundamental change conversion right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted in accordance with the fundamental change conversion right on the fundamental change conversion date.  For the avoidance of doubt, the conversion date for all conversions during the fundamental change will be the fundamental change conversion date.

A fundamental change generally will be deemed to occur at such time as:

any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, or any successor provisions) other than our general partner or any of its affiliates, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner,” directly or indirectly, through a purchase, merger or other acquisition transaction, of more than 50% of the total voting units, measured by voting power rather than number of units;

we consolidate with, or merge with or into, another person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any person consolidates with or merges with or into us, or we convey, transfer, lease or otherwise dispose of all or substantially all of our consolidated assets to any person, in one or a series of transactions (other than our general partner or its affiliates), other than:

•

any transaction pursuant to which the holders of our Partnership Securities immediately prior to the transaction collectively have the entitlement to exercise, directly or indirectly, 50% or more of the total voting units of the continuing or surviving person immediately after the transaction; or

•

any merger solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding common units solely into common equity of the surviving entity;

we approve a plan of liquidation or dissolution; or

our common units cease to be listed on The Nasdaq Global Market, The Nasdaq Select Global Market or another national securities exchange.

Notwithstanding the foregoing, a fundamental change will be deemed not to have occurred in the case of an event, transaction or series of related transactions described in clauses (1) or (2) above, if (1) at least 90% of the consideration for our common units (excluding cash payments for fractional units and cash payments pursuant to dissenters’ appraisal rights) in such event, transaction or series of related transactions consists of common units or other common equity (including depositary receipts) traded on a national securities exchange (or which will be so traded when issued or exchanged in connection with such transaction) (“publicly traded common units”) and (2) as a result of such transaction or transactions our Series C Preferred Units become convertible into such consideration.  For the purposes of this definition of “fundamental change,” any event, transaction or series of related transactions that constitutes a fundamental change under both clause (1) and clause (2) above will be deemed to constitute a fundamental change solely upon the occurrence of the applicable transaction under clause (2) of this definition of “fundamental change.”

Beneficial ownership will be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act.  The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The phrase “all or substantially all” of our consolidated assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time.  As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of “all or substantially all” of our assets.

This fundamental change conversion feature may make more difficult or discourage a takeover of us and the removal of incumbent management.  We are not, however, aware of any specific effort to accumulate our common units or to obtain control of us by means of a merger, tender offer, solicitation or otherwise.  In addition, the fundamental change conversion feature is not part of a plan by management to adopt a series of anti-takeover provisions.  Instead, the fundamental change conversion feature is a result of negotiations between us and the underwriters.

Determination of make-whole premium

As described above, if a fundamental change takes place and a holder elects to convert its Series C Preferred Units during the fundamental change conversion period, in certain circumstances, we will increase the conversion rate (the “make-whole premium”) by reference to the table below.

The increase in the conversion rate will be determined by reference to the table below, based on the date on which the fundamental change becomes effective (the “effective date”) and the unit price (as defined below).  If holders of our common units receive only cash in the transaction constituting a fundamental change, the unit price shall be the cash amount paid per common unit.  Otherwise, the unit price shall be the average of the closing sale prices of our common units on the ten consecutive trading days prior to, but not including, the effective date.

The following table sets forth the unit price paid, or deemed paid, per common unit in a transaction that constitutes the fundamental change, the effective date and the make-whole premium (expressed as the number of additional common units that will be added to the conversion rate) to be paid upon a conversion in connection with a fundamental change:

	Unit Price
	$16.70	$17.00	$18.00	$19.00	$19.21	$20.00	$21.00	$22.00	$23.00	$24.00	$25.00	$27.50	$30.00
Effective Date
April 2, 2018	0.1953	0.1831	0.1475	0.1190	0.1185	0.0949	0.0756	0.0598	0.0470	0.0365	0.0279	0.0131	0.0048
April 2, 2019	0.1953	0.1831	0.1475	0.1190	0.1185	0.0949	0.0756	0.0598	0.0470	0.0365	0.0279	0.0131	0.0048
April 2, 2020	0.1953	0.1831	0.1475	0.1190	0.1185	0.0949	0.0756	0.0598	0.0470	0.0365	0.0279	0.0131	0.0048
April 2, 2021	0.1953	0.1831	0.1475	0.1190	0.1185	0.0949	0.0756	0.0598	0.0470	0.0365	0.0279	0.0131	0.0048
April 2, 2022	0.1953	0.1831	0.1475	0.1190	0.1185	0.0949	0.0756	0.0598	0.0470	0.0364	0.0275	0.0126	0.0048
April 2, 2023	0.1953	0.1831	0.1475	0.1190	0.1185	0.0939	0.0710	0.0531	0.0393	0.0287	0.0206	0.0081	0.0024
April 2, 2024	0.1953	0.1831	0.1430	0.1037	0.1030	0.0729	0.0507	0.0345	0.0229	0.0149	0.0093	0.0022	0.0002
May 20, 2025 or thereafter	0.1953	0.1688	0.0871	0.0154	0.0140	—	—	—	—	—	—	—	—

In addition, we will adjust the number of additional common units in the table at the same time, in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “—Conversion Rate Adjustments.”

The exact unit price and effective date may not be set forth on the table, in which case:

•

if the unit price is between two unit prices on the table or the effective date is between two effective dates on the table, the make-whole premium will be determined by straight-line interpolation between make-whole premium amounts set forth for the higher and lower unit prices and the two effective dates, as applicable, based on a 365-day year;

•	if the unit price is in excess of $30.00 per unit (subject to adjustment in the same manner as the unit price), no make-whole premium will be paid, and
•	if the unit price is less than or equal to $16.70 per unit (subject to adjustment in the same manner as the unit price), no make-whole premium will be paid.

However, we will not increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed 1.4970.  We will adjust this maximum conversion rate in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “—Conversion Rate Adjustments.”

Our obligation to pay the make-whole premium could be considered a penalty, in which case the enforceability thereof would be subject to general equitable principles of reasonableness of economic remedies.

Fundamental change optional redemption

If you choose not to exercise your special conversion right in connection with a fundamental change as described above, we will have the option to redeem our Series C Preferred Units, in whole but not in part, within 90 days after the last day of the fundamental change conversion period for cash at $25.00 per Series C Preferred Unit, plus accrued and unpaid distributions (whether or not earned or declared) to, but not including, the redemption date.

We will provide not less than 30 but no more than 60 days’ notice of redemption by mail to each registered holder of Series C Preferred Units to be redeemed.  If the redemption notice is given and funds are deposited as required, then distributions will cease to accrue on and after the redemption date on those Series C Preferred Units called for redemption.

Once we have called the Series C Preferred Units for redemption, the Series C Preferred Units will be convertible by the holder until the close of business on the second Business Day prior to the redemption date (unless we default in the payment of the redemption price, in which case a holder of Series C Preferred Units may convert such Series C Preferred Units until the redemption price has been paid or duly provided for).  A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of the Series C Preferred Units except as to the holder to whom notice was defective or not given.

No Sinking Fund

The Series C Preferred Units do not have the benefit of any sinking fund.

No Fiduciary Duty

We, and our officers and directors do not owe any fiduciary duties to holders of the Series C Preferred Units other than a contractual duty of good faith and fair dealing pursuant to our Partnership Agreement.

Ownership and Transfer Restrictions

Holders of our Series C Preferred Units will be subject to restrictions on the ownership and transfer of partnership interests that are intended to assist us with complying with the requirements of our wholly owned subsidiary, Landmark Infrastructure Inc. (“REIT Subsidiary”), to qualify as a Real Estate Investment Trust (a “REIT”).  Subject to certain exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% of the interests in the Partnership’s capital or profits, or in any class or series of outstanding partnership interests (determined based on the value or number of units of such class or series, whichever is more restrictive), including our Series C Preferred Units.  We refer to this restriction as an “ownership limit.”  A person or entity that would have acquired actual, beneficial or constructive ownership of the partnership interests but for the application of the ownership limit or any of the other restrictions on ownership and transfer of ownership interests in the Partnership Agreement discussed below is referred to as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause equity interests owned actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity.  As a result, the acquisition of less than 9.8% of the issued and outstanding interests in the Partnership’s capital or profits or in any class or series of outstanding partnership interests (or the acquisition of an interest in an entity that owns, actually, beneficially or constructively, our partnership interests) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the issued and outstanding interests in the Partnership’s capital or profits or of any class or series of outstanding partnership interests and thereby violate the applicable ownership limit.

Our General Partner may, in its sole and absolute discretion but subject to certain limitations, (prospectively or retroactively) exempt a person from the ownership limit (an “excepted holder”).

Our Partnership Agreement further prohibits any person (including an excepted holder) from actually, beneficially or constructively owning partnership interests in the Partnership that would result in the REIT Subsidiary being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, including circumstances that would result in the REIT Subsidiary owning actually, beneficially or constructively an interest in a tenant if the income received from such tenant would cause the REIT Subsidiary to fail any of the REIT gross income requirements.

Further, our Partnership Agreement provides that any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of partnership interests in the Partnership that would or may violate the ownership limit or any of the other restrictions on ownership and transfer of partnership interests described above must give written notice immediately to the Partnership or, in the case of a proposed or attempted transaction, provide the Partnership at least 15 days prior written notice, and provide the Partnership with such other information as it may request in order to determine the effect of such transfer on REIT Subsidiary’s status as a REIT.

If any purported transfer of partnership interests in the Partnership or any other event would otherwise result in any person violating the ownership limit or such other limit established by our Board, or could result in the REIT Subsidiary being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or REIT Subsidiary otherwise failing to qualify as a REIT, then the partnership interests causing the violation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by the General Partner.  The prohibited owner will have no rights in the partnership interests held by the trustee.  The automatic transfer will be effective as of the close of business on the Business Day prior to the date of the violative transfer or other event that results in the transfer to the trust.  Any distribution paid to the prohibited owner, prior to discovery that the partnership interests had been automatically transferred to a trust as described above, will be required to be repaid to the trustee upon demand.  If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer of partnership interests in the Partnership, then that transfer of the partnership interests that otherwise would cause any person to violate the above restrictions will be void.

Our Partnership Agreement provides that partnership interests in the Partnership transferred to the trustee will be deemed offered for sale to the Partnership, or the Partnership’s designee, at a price equal to (1) the lesser of (x) the price in the transaction that resulted in such transfer to the trust or, in the event value was not given in the transaction that resulted in such transfer (e.g., in the case of a gift, devise or other such transaction), the fair value of the partnership interests at the time of such transaction and (y) the fair value of the partnership interests on the date the Partnership, or its designee, accepts such offer, less (2) the aggregate amount of all of the Partnership’s expenses in connection with each of the purported transfer to the prohibited owner and the transfer by the trust (including in each case, but not limited to, the legal and accounting fees incurred by the Partnership and the General Partner), which the trustee will pay to the Partnership prior to any distribution of funds to the prohibited owner.  The Partnership will also be entitled to reduce the amount payable to the prohibited owner by the amount of distributions paid to the prohibited owner and owed by the prohibited owner to the trustee and pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.  The Partnership will have the right to accept such offer until the trustee has sold the partnership interests held in the trust.  Our Partnership Agreement also provides that upon a sale to the Partnership, the interest of the charitable beneficiary in the partnership interests sold will terminate and the trustee is required to distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such partnership interests would be paid to the charitable beneficiary.

If the Partnership does not buy the partnership interests, within 20 days of receiving notice from the Partnership of the transfer of partnership interests to the trust, the trustee will sell the partnership interests to a person designated by the trustee, whose ownership of the partnership interests will not violate the ownership limit or other restrictions on ownership and transfer of partnership interests in the Partnership.  Upon such sale, the trustee will distribute to the prohibited owner an amount equal to (1) the lesser of (x) the price paid by the prohibited owner for the partnership interests or, if the prohibited owner did not give value for the partnership interests in connection with the event causing the partnership interests to be held in the trust (e.g., in the case of a gift, devise or other such transaction), the fair value of the partnership interests on the day of the event causing the partnership interests to be held in the trust and (y) the price received by the trustee (net of any commissions and other expenses of sale, including costs and expenses incurred by the Partnership) from the sale or other disposition of the partnership interests held in the trust, less (2) the aggregate amount of all of the Partnership’s expenses in connection with each of the purported transfer to the prohibited owner and the transfer by the trust (including in each case, but not limited to, the legal and accounting fees incurred by the Partnership and the General Partner), which the trustee will pay to the Partnership prior to any distribution of funds to the prohibited owner.  The trustee may reduce the amount payable to the prohibited owner by the amount of distributions paid to the prohibited owner and owed by the prohibited owner to the trustee.  Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary, together with any distributions thereon.  Finally, our Partnership Agreement provides that if, prior to the Partnership’s discovery that partnership interests in the Partnership have been transferred to the trustee, such partnership interests are sold by a prohibited owner, then such partnership interests will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such partnership interests that exceeds the amount that such prohibited owner was entitled to receive, such excess shall be paid to the trustee upon demand.

Our Partnership Agreement provides that the trustee will be designated by the Partnership and will be unaffiliated with the Partnership and with any prohibited owner.  Prior to the sale of any partnership interests by the trust, the trustee will receive, in trust for the charitable beneficiary, all distributions paid by the Partnership with respect to such partnership interests, and may exercise all voting rights with respect to such partnership interests for the exclusive benefit of the charitable beneficiary.

Subject to Delaware law, effective as of the date that the partnership interests have been transferred to the trust, the trustee may, at the trustee’s sole discretion:

•	rescind as void any vote cast by a prohibited owner prior to the Partnership’s discovery that the partnership interests have been transferred to the trust; and
•	recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if the Partnership has already taken irreversible partnership action, then the trustee may not rescind and recast the vote.

If the General Partner determines that a proposed transfer or other event has taken place that violates any ownership restriction, the General Partner may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem partnership interests, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Each person that is an actual owner, beneficial owner or constructive owner of partnership interests in the Partnership and any person (including the unitholder of record) who is holding partnership interests in the Partnership for an actual owner, beneficial owner or constructive owner must, upon demand, disclose to the Partnership such information as the General Partner may request, in good faith, to determine the REIT Subsidiary’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

Our Partnership Agreement provides that any certificates representing partnership interests in the Partnership will bear a legend referring to the restrictions on ownership and transfer of partnership interests in the Partnership described above.  These restrictions on ownership and transfer could have the effect of delaying, deferring or preventing a takeover or other transaction in which unitholders might receive a premium for their partnership interests over the then prevailing market price or which unitholders might believe to be otherwise in their best interest.

The ownership limit and other restrictions on ownership and transfer of partnership interests in the Partnership described above will not apply if our Board determines that it is no longer in the Partnership’s best interests for the REIT Subsidiary to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the above-described restrictions is no longer required in order for the REIT Subsidiary to qualify as a REIT.

PROVISIONS OF OUR PARTNERSHIP AGREEMENT RELATING TO CASH DISTRIBUTIONS

Set forth below is a summary of the significant provisions of our partnership agreement that relate to cash distributions.

Distributions of Available Cash

General

Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date.

Definition of Available Cash

Available cash generally means, for any quarter, all cash and cash equivalents on hand at the end of that quarter:

•	less, the amount of cash reserves established by our general partner to:
•	provide for the proper conduct of our business (including reserves for our future capital expenditures and anticipated future debt service requirements);
•	comply with applicable law, any of our or our subsidiaries’ debt instruments or other agreements;
•

provide funds for distributions and redemption payments with respect to our 8.00% Series A Cumulative Redeemable Perpetual Preferred Units (“Series A Preferred Units”), our 7.90% Series B Cumulative Redeemable Perpetual Preferred Units (“Series B Preferred Units”) and our Series C Floating-to-Fixed Rate Cumulative Perpetual Redeemable Convertible Preferred Units (“Series C Preferred Units”);

•

provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters (provided that our general partner may not establish cash reserves for distributions if the effect of the establishment of such reserves will prevent us from distributing the minimum quarterly distribution on all common units for the current quarter); or

•

plus, if our general partner so determines, all or any portion of the cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter.

The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash from working capital borrowings made after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to unitholders. Under our partnership agreement, working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners and with the intent of the borrower to repay such borrowings within twelve months with funds other than from additional working capital borrowings.

Intent to Distribute the Minimum Quarterly Distribution

Under our current cash distribution policy, we intend to pay a minimum quarterly distribution to the holders of our common units of $0.2875 per unit, or $1.15 per unit on an annualized basis, to the extent we have sufficient available cash after the establishment of cash reserves and the payment of costs and expenses, including reimbursements of expenses to our general partner. There is no guarantee that we will pay the minimum quarterly distribution on our units in any quarter. The amount of distributions paid under our cash distribution policy and the decision to pay any distribution will be determined by our general partner, taking into consideration the terms of our partnership agreement.

General Partner Interest and Incentive Distribution Rights

Our general partner owns a non-economic general partner interest in us, which does not entitle it to receive cash distributions. However, our general partner may in the future own common units or other equity interests in us and will be entitled to receive distributions on any such interests.

Our general partner also holds incentive distribution rights that will entitle it to receive increasing percentages, up to a maximum of 50%, of the available cash we distribute from operating surplus (as defined below) in excess of $0.330625 per unit per quarter. The maximum distribution of 50% does not include any distributions that our general partner or its affiliates may receive on common units that they own.

Operating Surplus and Capital Surplus

General

All cash distributed to unitholders will be characterized as either being paid from “operating surplus” or “capital surplus.” We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.

Operating Surplus

We define operating surplus as:

•	$10.0 million (as described below); plus
•

all of our cash receipts after the closing of our initial public offering, excluding cash from interim capital transactions (as defined below), provided that cash receipts from the termination of an interest rate hedge prior to its specified termination date shall be included in operating surplus in equal quarterly installments over the remaining scheduled life of such interest rate hedge; plus

•	working capital borrowings made after the end of a quarter but on or before the date of determination of operating surplus for that quarter; plus
•

cash distributions (including incremental distributions on incentive distribution rights) paid in respect of equity issued to finance all or a portion of expansion capital expenditures in respect of the period from such financing until the earlier to occur of the date the capital asset commences commercial service and the date that it is abandoned or disposed of; less

•	all of our operating expenditures (as defined below) after the closing of our initial public offering; less
•	the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less
•	all working capital borrowings not repaid within twelve months after having been incurred, or repaid within such 12-month period with the proceeds of additional working capital borrowings.

As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by operations. For example, it includes a provision that will enable us, if we choose, to distribute as operating surplus up to $10.0 million of cash we receive in the future from non-operating sources such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity interests in operating surplus will be to increase operating surplus by the amount of any such cash distributions. As a result, we may also distribute as operating surplus up to the amount of any such cash that we receive from non-operating sources.

The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures (as described below) and thus reduce operating surplus when repayments are made. However, if working capital borrowings, which increase operating surplus, are not repaid during the twelve-month period following the borrowing, they will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowings are in fact repaid, they will not be treated as a further reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

We define interim capital transactions as (1) borrowings, refinancings or refundings of indebtedness (other than working capital borrowings and items purchased on open account or for a deferred purchase price in the ordinary course of business) and sales of debt securities, (2) sales of equity securities, (3) sales or other dispositions of assets, other than sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and sales or other dispositions of assets as part of normal asset retirements or replacements and (4) capital contributions received by us.

We define operating expenditures as all of our cash expenditures, including taxes, reimbursements of expenses of our general partner and its affiliates, officer, director and employee compensation, cash interest expense, payments made in the ordinary course of business under interest rate hedge contracts (provided that payments made in connection with the termination of any interest rate hedge contract prior to the expiration of its settlement or termination date specified therein will be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such interest rate hedge contract and amounts paid in connection with the initial purchase of an interest rate hedge contract will be amortized over the life of such interest rate hedge contract), maintenance capital expenditures (as discussed in further detail below), and repayment of working capital borrowings; provided, however, that operating expenditures will not include:

•	repayments of working capital borrowings where such borrowings have previously been deemed to have been repaid (as described above);
•	payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than working capital borrowings;
•	expansion capital expenditures;
•	payment of transaction expenses (including taxes) relating to interim capital transactions;
•	redemption payments with respect to Series A Preferred Units, Series B Preferred Units and Series C Preferred Units;
•	payments made to holders of Series A Preferred Units, Series B Preferred Units or Series C Preferred Units to purchase or otherwise acquire such preferred units;
•	distributions to our partners; or
•	repurchases of partner interests (excluding repurchases we make to satisfy obligations under employee benefit plans).

Capital Surplus

Capital surplus is defined in our partnership agreement as any distribution of available cash in excess of our cumulative operating surplus. Accordingly, except as described above, capital surplus would generally be generated by:

•	borrowings other than working capital borrowings;
•	sales of our equity and debt securities;

•

sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of ordinary course retirement or replacement of assets; and

•	capital contributions received.

Characterization of Cash Distributions

All available cash distributed by us on any date from any source will be treated as distributed from operating surplus until the sum of all available cash distributed by us since the closing of our initial public offering equals the operating surplus from the closing of our initial public offering through the end of the quarter immediately preceding that distribution. We anticipate that distributions from operating surplus will generally not represent a return of capital. However, operating surplus, as defined in our partnership agreement, includes certain components, including a $10.0 million cash basket, that represent non-operating sources of cash. Consequently, it is possible that all or a portion of specific distributions from operating surplus may represent a return of capital. Any available cash distributed by us in excess of our cumulative operating surplus will be deemed to be capital surplus under our partnership agreement. Our partnership agreement treats a distribution of capital surplus as the repayment of the unit price from our initial public offering and as a return of capital. We do not anticipate that we will pay any distributions from capital surplus.

Capital Expenditures

Maintenance capital expenditures are cash expenditures (including expenditures for the construction or development of new capital assets or the replacement, improvement or expansion of existing capital assets) made to maintain, over the long term, our operating capacity or operating income.

Unlike a number of other master limited partnerships, we currently do not expect to retain cash from our operations for maintenance capital expenditures, primarily due to the long-lived nature of our real property interests and the effectively triple net nature of our tenant lease arrangements. For the year ended December 31, 2018, we incurred no maintenance capital expenditures. In addition to not bearing responsibility for maintenance capital expenditures, we expect our revenue from existing assets to increase over time through contractual rent escalators, tenant revenue sharing arrangements and lease amendments, none of which require capital investment to achieve. In the future, the board of directors of our general partner may decide to retain cash for maintenance capital expenditures, which may have an adverse impact on our distributable cash flow.

Expansion capital expenditures are cash expenditures incurred for acquisitions or capital improvements that we expect will increase our operating capacity or operating income over the long term. Examples of expansion capital expenditures include the acquisition of additional real property interests to the extent such acquisitions are expected to expand our long-term operating capacity or operating income. Expansion capital expenditures include interest payments (and related fees) on debt incurred to finance all or a portion of expansion capital expenditures in respect of the period from the date that we enter into a binding obligation to commence the construction, development, replacement, improvement or expansion of a capital asset and ending on the earlier to occur of the date that such capital improvement commences commercial service and the date that such capital improvement is abandoned or disposed of.

Capital expenditures that are made in part for maintenance capital purposes and in part for expansion capital purposes will be allocated as maintenance capital expenditures or expansion capital expenditures by our general partner.

Distributions of Available Cash from Operating Surplus

Subject to distributions to Series A Preferred Units, Series B Preferred units and Series C Preferred unit described below, we will pay distributions of available cash from operating surplus in the following manner:

•	first, to all unitholders, pro rata, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and
•	thereafter, in the manner described in”—General Partner Interest and Incentive Distribution Rights” below.

The preceding discussion is based on the assumption that we do not issue additional classes of equity securities.

General Partner Interest and Incentive Distribution Rights

Our partnership agreement provides that our general partner owns a non-economic general partner interest and therefore is not entitled to distributions that we make prior to our liquidation, other than through common interests that it subsequently acquires or through our incentive distribution rights.

Incentive distribution rights represent the right to receive an increasing percentage (15%, 25% and 50%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved for certain specified time periods. Our general partner currently holds our incentive distribution rights, but may transfer these rights separately from its general partner interest.

The following discussion assumes that our general partner continues to own our incentive distribution rights. If for any quarter:

•	we have distributed available cash from operating surplus to the common unitholders in an amount equal to the minimum quarterly distribution;

then, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and our general partner in the following manner:

•	first, to all unitholders, pro rata, until each unitholder receives a total of $0.330625 per unit for that quarter (the “first target distribution”);
•	second, 85% to all unitholders, pro rata, and 15% to our general partner, until each unitholder receives a total of $0.359375 per unit for that quarter (the “second target distribution”);
•	third, 75% to all unitholders, pro rata, and 25% to our general partner, until each unitholder receives a total of $0.431250 per unit for that quarter (the “third target distribution”); and
•	thereafter, 50% to all unitholders, pro rata, and 50% to our general partner.

Percentage Allocations of Available Cash from Operating Surplus

The following table illustrates the percentage allocations of available cash from operating surplus between the unitholders and our general partner based on the specified target distribution levels. The amounts set forth under “Marginal percentage interest in distributions” are the percentage interests of our general partner and the unitholders in any available cash from operating surplus we distribute up to and including the corresponding amount in the column “Total quarterly distribution per unit target amount.” The percentage interests shown for our unitholders and our general partner for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests set forth below for our general partner assume that our general partner has not transferred its incentive distribution rights.

	Total quarterly distribution per unit target amount				Marginal percentage interest in distributions
					Unitholders	General Partner
Minimum Quarterly Distribution		$0.287500			100%	0%
First Target Distribution	above	$0.287500	up to	$0.330625	100%	0%
Second Target Distribution	above	$0.330625	up to	$0.359375	85%	15%
Third Target Distribution	above	$0.359375	up to	$0.431250	75%	25%
Thereafter	above	$0.431250			50%	50%

Right to Reset Incentive Distribution Levels

Our general partner, as the holder of our incentive distribution rights, has the right under our partnership agreement, subject to certain conditions, to elect to relinquish the right to receive incentive distribution payments based on the target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and target distribution levels upon which the incentive distribution payments to our general partner would be set. If our general partner transfers all or a portion of our incentive distribution rights in the future, then the holder or holders of a majority of our incentive distribution rights will be entitled to exercise this right. The following discussion assumes that our general partner holds all of our incentive distribution rights at the time that a reset election is made. The right of the holder of our incentive distribution rights to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to the holder of our incentive distribution rights are based may be exercised, without approval of our unitholders or the conflicts committee, at any time when we have made cash distributions to the holders of our incentive distribution rights at the highest level of incentive distributions for each of the four consecutive fiscal quarters immediately preceding such time and the amount of each such distribution did not exceed adjusted operating surplus for such quarter. If our general partner and its affiliates are not the holders of a majority of our incentive distribution rights at the time an election is made to reset the minimum quarterly distribution amount and the target distribution levels, then the proposed reset will be subject to the prior written concurrence of the general partner that the conditions described above have been satisfied. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that the holder of our incentive distribution rights will not receive any incentive distributions under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our general partner.

In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our general partner of incentive distribution payments based on the target distributions prior to the reset, our general partner will be entitled to receive a number of newly issued common units based on a predetermined formula described below that takes into account the “cash parity” value of the average cash distributions related to our incentive distribution rights received by our general partner for the two quarters immediately preceding the reset event as compared to the average cash distributions per common unit during that two-quarter period.

The number of common units that our general partner (or the then-holder of our incentive distribution rights, if other than our general partner) would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to the quotient determined by dividing (x) the average aggregate amount of cash distributions received by our general partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election by (y) the average of the aggregate amount of cash distributed per common unit during each of these two quarters.

Following a reset election, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per common unit for the two fiscal quarters immediately preceding the reset election (which amount we refer to as the “reset minimum quarterly distribution”) and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

•	first, to all unitholders, pro rata, until each unitholder receives an amount equal to 115% of the reset minimum quarterly distribution for that quarter;
•	second, 85% to all unitholders, pro rata, and 15% to our general partner, until each unitholder receives an amount per unit equal to 125% of the reset minimum quarterly distribution for the quarter;
•

third, 75% to all unitholders, pro rata, and 25% to our general partner, until each unitholder receives an amount per unit equal to 150% of the reset minimum quarterly distribution for the quarter; and

•	thereafter, 50% to all unitholders, pro rata, and 50% to our general partner.

Distributions from Capital Surplus

How Distributions from Capital Surplus will be made

Subject to distributions to Series A Preferred Units, Series B Preferred Units and Series C Preferred Units described above, we will pay distributions of available cash from capital surplus, if any, in the following manner:

•	first, to all common unitholders, pro rata, until the minimum quarterly distribution is reduced to zero, as described below; and
•	thereafter, as if they were from operating surplus.

The preceding discussion is based on the assumption that we do not issue additional classes of equity securities.

Effect of a Distribution from Capital Surplus

Our partnership agreement treats a distribution of capital surplus as the repayment of the unit price from our initial public offering, which is a return of capital. Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price. Because distributions of capital surplus will reduce the minimum quarterly distribution after any of these distributions are made, the effects of distributions of capital surplus may make it easier for our general partner to receive incentive distributions. However, any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the minimum quarterly distribution.

If we reduce the minimum quarterly distribution to zero, our partnership agreement specifies that we then make all future distributions from operating surplus, with 50.0% being paid to the holders of units and 50.0% to our general partner. The percentage interests shown for our general partner include its non-economic general partner interest and assume our general partner has not transferred our incentive distribution rights.

Adjustment of the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units (commonly referred to as a “reverse split”) or subdivide our units into a greater number of units (commonly referred to as a “split”), we will proportionately adjust:

•	the minimum quarterly distribution;
•	the target distribution levels; and

•	the unrecovered initial unit price.

For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional units for cash or property (including additional common units issued under any compensation or benefit plans).

In addition, if legislation is enacted or if the official interpretation of existing law is modified by a governmental authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels for each quarter may be reduced by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter (reduced by the amount of the estimated tax liability for such quarter payable by reason of such legislation or interpretation) and the denominator of which is the sum of available cash for that quarter (reduced by the amount of the estimated tax liability for such quarter payable by reason of such legislation or interpretation) plus our general partner’s estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference may be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

General

If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and our general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation (as described below); provided that any accumulated and unpaid distributions in connection with Series A Preferred Units, Series B Preferred Units and Series C Preferred Units shall be paid prior to making any such distributions.

Manner of Adjustments for Gain

The manner of the adjustment for gain is set forth in our partnership agreement. We will allocate any gain to our partners in the following manner:

•	first, to our general partner to the extent of any negative balance in its capital account;
•	second, to the common unitholders, pro rata, until the capital account for each common unit is equal to the sum of:
(1)	the unrecovered initial unit price; and
(2)	the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;
•

third, to all unitholders (other than to the holders of Series A Preferred Units, Series B Preferred Units and Series C Preferred Units in respect of their preferred units), pro rata, until we allocate under this paragraph an amount per unit equal to:

(1)	the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less
(2)

the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed to the unitholders, pro rata, for each quarter of our existence;

•

fourth, 85% to all unitholders (other than to the holders of Series A Preferred Units, Series B Preferred Units and Series C Preferred Units in respect of their preferred units), pro rata, and 15% to our general partner, until we allocate under this paragraph an amount per unit equal to:

(1)	the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less
(2)

the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed 85% to the unitholders, pro rata, and 15% to our general partner for each quarter of our existence;

•

fifth, 75% to all unitholders (other than to the holders of Series A Preferred Units, Series B Preferred Units and Series C Preferred Units in respect of their preferred units), pro rata, and 25% to our general partner, until we allocate under this paragraph an amount per unit equal to:

(1)	the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less
(2)

the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed 75% to the unitholders, pro rata, and 25% to our general partner for each quarter of our existence; and

•

thereafter, 50% to all unitholders (other than to the holders of Series A Preferred Units, Series B Preferred Units and Series C Preferred Units in respect of their preferred units), pro rata, and 50% to our general partner.

The percentages set forth above are based on the assumptions that our general partner has not transferred its incentive distribution rights and that we do not issue additional classes of equity securities.

Manner of Adjustments for Losses

After making allocations of loss to the unitholders in a manner intended to offset in reverse order the allocations of gains that have previously been allocated, we will generally allocate any loss to our unitholders in the following manner:

•	first, to the holders of common units, pro rata in accordance with their percentage interest in us, until the adjusted capital account in respect of each common unit has been reduced to zero; and
•

second, to the holders of Series A Preferred Units, Series B Preferred Units and Series C Preferred Units, pro rata, until the adjusted capital account in respect of each preferred unit then outstanding has been reduced to zero.

Adjustments to Capital Accounts

Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, our partnership agreement requires that we generally allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner that results, to the extent possible, in the partners’ capital account balances equaling the amount that they would have been if no earlier positive adjustments to the capital accounts had been made. In contrast to the allocations of gain, and except as provided above, we generally will allocate any unrealized and unrecognized loss resulting from the adjustments to capital accounts upon the issuance of additional units to the unitholders based on their percentage ownership of us. If we make negative adjustments to the capital accounts as a result of such loss, future positive adjustments resulting from the issuance of additional units will be allocated in a manner designed to reverse the prior negative adjustments, and special allocations will be made upon liquidation in a manner that results, to the extent possible, in our unitholders’ capital account balances equaling the amounts they would have been if no earlier adjustments for loss had been made.

OUR PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our partnership agreement.

•	with regard to distributions of available cash, please read “Provisions of Our Partnership Agreement Relating to Cash Distributions”;
•	with regard to the transfer of common units, please read “Description of the Common Units—Transfer of Common Units”; and
•	with regard to allocations of taxable income and taxable loss, please read “Material U.S. Federal Income Tax Consequences.”

Organization and Duration

Our partnership was organized on July 28, 2014, and will have a perpetual existence unless terminated pursuant to the terms of our partnership agreement.

Purpose

Our purpose under the partnership agreement is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided that our general partner shall not cause us to engage, directly or indirectly, in any business activity that our general partner determines would be reasonably likely to cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the business of acquiring real property interests, our general partner has no current plans to do so and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of our partnership or our limited partners. Our general partner is authorized in general to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Cash Distributions

Our partnership agreement specifies the manner in which we will make cash distributions to holders of our common units and other partnership interests as well as to our general partner in respect of its general partner interest and its incentive distribution rights.

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.”

Voting Rights

The following is a summary of the unitholder vote required for the matters specified below. Matters that require the approval of a “unit majority” require the approval of a majority of the outstanding common units.

In voting their common units, our general partner and its affiliates will have no duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of us or the limited partners.

Issuance of additional units	No approval rights.
Amendment of our partnership agreement

Certain amendments may be made by the general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Please read “Amendment of Our Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority. Please read “Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”
Dissolution of our partnership	Unit majority. Please read “Termination and Dissolution.”
Continuation of our business upon dissolution	Unit majority. Please read “Termination and Dissolution.”
Withdrawal of the general partner

Under most circumstances, the approval of unitholders holding at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, is required for the withdrawal of the general partner prior to December 31, 2024, in a manner which would cause a dissolution of our partnership. Please read “Withdrawal or Removal of Our General Partner.”

Removal of the general partner	Not less than 66 2∕3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates. Please read “Withdrawal or Removal of Our General Partner.”
Transfer of the general partner interest

Our general partner may transfer all, but not less than all, of its non-economic general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to December 31, 2024. Please read “Transfer of General Partner Interest.”

Transfer of incentive distribution rights

Our general partner may transfer any or all of our incentive distribution rights to an affiliate or another person without a vote of our unitholders. Please read “Transfer of Incentive Distribution Rights.”

Reset of incentive distribution levels	No approval right.
Transfer of ownership interests in our general partner	No approval right. Please read “Transfer of Ownership Interests in Our General Partner.”

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that it otherwise acts in conformity with the provisions of our partnership agreement, its liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital it is obligated to contribute to us for its common units plus its share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right of, by the limited partners as a group:

•	to remove or replace our general partner;
•	to approve some amendments to our partnership agreement; or
•	to take other action under our partnership agreement;

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us who reasonably believe that a limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not pay a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their limited partner interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited is included in the assets of the limited partnership only to the extent that the fair value of that property exceeds that liability. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of its assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to it at the time it became a limited partner and that could not be ascertained from the partnership agreement.

Our subsidiaries conduct business in all 50 states, the District of Columbia and Australia, and we may have subsidiaries that conduct business in other countries in the future. Maintenance of our limited liability as a member of our operating company may require compliance with legal requirements in the jurisdictions in which our operating company conducts business, including qualifying our subsidiaries to do business there.

Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of our ownership interests in our operating subsidiaries or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

Our partnership agreement authorizes us to issue an unlimited number of additional partner interests for the consideration and on the terms and conditions determined by our general partner without the approval of the unitholders.

It is possible that we will fund acquisitions through the issuance of additional common units or other partner interests. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other partner interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partner interests that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit the issuance by our subsidiaries of equity interests, which may effectively rank senior to the common units.

Amendment of Our Partnership Agreement

General

Amendments to our partnership agreement may be proposed only by our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any duty or obligation whatsoever to us or our limited partners, including any duty to act in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments

No amendment may be made that would, among other actions:

•

enlarge the obligations of any limited partner without its consent, unless such is deemed to have occurred as a result of an amendment approved by at least a majority of the type or class of limited partner interests so affected; or

•

enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without its consent, which consent may be given or withheld at its option.

The provisions of our partnership agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by our general partner and its affiliates).

No Unitholder Approval

Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:

•	a change in our name, the location of our principal office, our registered agent or our registered office;
•	the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;
•

a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

•

an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees, from in any manner, being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974 (“ERISA”), each as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor;

•	an amendment that our general partner determines to be necessary or appropriate in connection with the authorization or issuance of additional partner interests;
•	any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;
•	an amendment effected, necessitated or contemplated by a merger agreement or plan of conversion that has been approved under the terms of our partnership agreement;
•

any amendment that our general partner determines to be necessary or appropriate to reflect and account for the formation by us of, or our investment in, any corporation, partnership or other entity, in connection with our conduct of activities permitted by our partnership agreement;

•	a change in our fiscal year or taxable year and any other changes that our general partner determines to be necessary or appropriate as a result of such change;
•

mergers with, conveyances to or conversions into another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger, conveyance or conversion other than those it receives by way of the merger, conveyance or conversion; or

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner if our general partner determines that those amendments:

•	do not adversely affect in any material respect the limited partners considered as a whole or any particular class of partner interests as compared to other classes of partner interests;
•

are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•

are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed or admitted to trading;

•	are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or
•	are required to effect the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Unitholder Approval

For amendments of the type not requiring unitholder approval, our general partner will not be required to obtain an opinion of counsel to the effect that an amendment will not affect the limited liability of any limited partner under Delaware law. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units voting as a single class unless we first obtain such an opinion of counsel.

In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of partner interests in relation to other classes of partner interests will require the approval of at least a majority of the type or class of partner interests so affected. Any amendment that would reduce the percentage of units required to take any action, other than to remove our general partner or call a meeting of unitholders, must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the percentage sought to be reduced. Any amendment that would increase the percentage of units required to remove our general partner must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than 90% of outstanding units. Any amendment that would increase the percentage of units required to call a meeting of unitholders must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute at least a majority of the outstanding units.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

A merger, consolidation or conversion of our partnership requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interest of us or the limited partners.

In addition, our partnership agreement generally prohibits our general partner, without the prior approval of the holders of a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions. Our general partner may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell any or all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger with another limited liability entity without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in an amendment to our partnership agreement requiring unitholder approval, each of our units will be an identical unit of our partnership following the transaction and the partner interests to be issued by us in such merger do not exceed 20% of our outstanding partner interests immediately prior to the transaction.

If the conditions specified in our partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and our general partner determines that the governing instruments of the new entity provide the limited partners and our general partner with the same rights and obligations as contained in our partnership agreement. The unitholders are not entitled to dissenters’ rights of appraisal under our partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Termination and Dissolution

We will continue as a limited partnership until dissolved and terminated under our partnership agreement. We will dissolve upon:

•

the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance

•	with our partnership agreement or withdrawal or removal followed by approval and admission of a successor;
•	the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;
•	the entry of a decree of judicial dissolution of our partnership; or
•	there being no limited partners, unless we are continued without dissolution in accordance with the Delaware Act.

Upon a dissolution under the first clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

•	the action would not result in the loss of limited liability of any limited partner; and

•

neither our partnership nor any of our subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate to, liquidate our assets and apply the proceeds of the liquidation. The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of Our General Partner

Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to December 31, 2024, without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after December 31, 2024, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days’ written notice to the limited partners if at least 50% of the outstanding units are held or controlled by one person and its affiliates other than our general partner and its affiliates. In addition, our partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read “—Transfer of General Partner Interest” and “—Transfer of Incentive Distribution Rights.”

Upon voluntary withdrawal of our general partner by giving notice to the other partners, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree to continue our business by appointing a successor general partner. Please read “—Termination and Dissolution.”

Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2∕3% of our outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units, voting as a separate class. The ownership of more than 33 1∕3% of the outstanding units by our general partner and its affiliates would give them the practical ability to prevent our general partner’s removal.

Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal, our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests as of the effective date of its removal.

In the event of removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner will become a limited partner and its general partner interest and its incentive distribution rights will automatically convert into common units pursuant to a valuation of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

Except for transfer by our general partner of all, but not less than all, of its non-economic general partner interest to (1) an affiliate of our general partner (other than an individual), or (2) another entity as part of the merger or consolidation of our general partner with or into such entity or the transfer by our general partner of all or substantially all of its assets to such entity, our general partner may not transfer all or any part of its general partner interest to another person prior to December 31, 2024, without the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates. As a condition of this transfer, the transferee must assume, among other things, the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

Our general partner and its affiliates, including Landmark Dividend LLC, may at any time transfer units to one or more persons, without unitholder approval.

Transfer of Ownership Interests in Our General Partner

At any time, Landmark Dividend LLC and its affiliates may sell or transfer all or part of their membership interest in our general partner, to an affiliate or third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

At any time, our general partner may sell or transfer our incentive distribution rights to an affiliate or third party without the approval of the unitholders.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Landmark Infrastructure Partners GP LLC as our general partner or otherwise change our management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group who are notified by our general partner that they will not lose their voting rights or to any person or group who acquires the units with the prior approval of the board of directors of our general partner. Please read “—Withdrawal or Removal of Our General Partner.”

Limited Call Right

If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the limited partner interests of such class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10, but not more than 60, days’ written notice.

The purchase price in the event of this purchase is the greater of:

•

the highest cash price paid by either our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

•	the current market price calculated in accordance with our partnership agreement as of the date three business days before the date the notice is mailed.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please read “Material U.S. Federal Income Tax Consequences— Disposition of Units.”

Non-Citizen Assignees; Redemption

If our general partner, with the advice of counsel, determines we are subject to federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner (or its owners, to the extent relevant), then our general partner may adopt such amendments to our partnership agreement as it determines necessary or advisable to:

•	obtain proof of the nationality, citizenship or other related status of our limited partners (or their owners, to the extent relevant); and
•

permit us to redeem the units held by any person whose nationality, citizenship or other related status creates substantial risk of cancellation or forfeiture of any property or who fails to comply with the procedures instituted by the general partner to obtain proof of the nationality, citizenship or other related status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or, if authorized by our general partner, without a meeting if consents in writing describing the action so taken are signed by holders of the number of units that would be necessary to authorize or take that action at a meeting where all limited partners were present and voted. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Each record holder of a unit has a vote according to its percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read “—Issuance of Additional Securities.” However, if at any time any person or group, other than our general partner and its affiliates, a direct transferee of our general partner and its affiliates or a transferee of such direct transferee who is notified by our general partner that it will not lose its voting rights, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum, or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our register. Except as described under “—Limited Liability,” the common units will be fully paid, and unitholders will not be required to make additional contributions.

Indemnification

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partner;
•	any departing general partner;
•	any person who is or was an affiliate of our general partner or any departing general partner;
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any person who is or was a director, officer, managing member, manager, general partner, fiduciary or trustee of us or our subsidiaries, an affiliate of us or our subsidiaries or any entity set forth in the preceding three bullet points;

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any person who is or was serving as director, officer, managing member, manager, general partner, fiduciary or trustee of another person owing a fiduciary duty to us or any of our subsidiaries at the request of our general partner or any departing general partner or any of their affiliates, excluding any such person providing, on a fee-for-service basis, trustee, fiduciary of custodial services; and

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any person designated by our general partner because such person’s status, service or relationship expose such person to potential claims or suits relating to our or our subsidiaries’ business and affairs.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We will purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against such liabilities under our partnership agreement.

Reimbursement of Expenses

Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine in good faith the expenses that are allocable to us. Some of the expenses for which we are required to reimburse our general partner are not subject to any caps or other limits.

Books and Reports

Our general partner is required to keep appropriate books of our business at our principal offices. The books are maintained for financial reporting purposes on an accrual basis. For fiscal and tax reporting purposes, our fiscal year is the calendar year.

We will mail or make available to record holders of common units, within 105 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also mail or make available summary financial information within 50 days after the close of each quarter.

We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining its federal and state tax liability and filing its federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to its interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at its own expense, have furnished to him:

•	a current list of the name and last known address of each record holder;
•	copies of our partnership agreement and our certificate of limited partnership and all amendments thereto; and
•	certain information regarding the status of our business and financial condition.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner determines is not in our best interests or that we are required by law or by agreements with third parties to keep confidential. Our partnership agreement limits the right to information that a limited partner would otherwise have under Delaware law.